Prospectus Supplement
To Prospectus Dated August 5, 2003

As filed pursuant to Rule 424(b)(5)
under the Securities Act of 1933
Registration No. 333-106649

$1,650,000,000

Auto Receivable Backed Notes

WFS Financial 2003–3 Owner Trust

$275,000,000	1.12875%	Class A-1 Notes
$370,000,000	1.58%	Class A-2 Notes
$203,000,000	2.29%	Class A-3A Notes
$367,000,000	Floating Rate	Class A-3B Notes
$435,000,000	3.25%	Class A-4 Notes

 WFS Receivables Corporation 2

Seller

 WFS Financial Inc

Master Servicer

      The trust will issue five classes of notes, payments on which will be made quarterly on the 20th day of February, May, August and November. The first payment will be made on November 20, 2003.

      Full and timely payment of the amounts due as interest and principal on the notes on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc.

      The Financial Guaranty Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. Noteholders will not have recourse against that fund.

      You should carefully review the risk factors beginning on page S-11 of this prospectus supplement and page 9 of the prospectus. The notes are auto receivable backed notes issued by the WFS Financial 2003-3 Owner Trust and are backed only by the assets of the trust, including the note policy. The notes are not obligations of WFS Receivables Corporation 2, WFS Financial Inc or any of their affiliates, nor are the notes insured by the Federal Deposit Insurance Corporation.

			Final
			Scheduled
	Principal	Interest	Distribution		Underwriting	Proceeds to
Class	Amount	Rate	Date	Price to Public	Discounts	the Seller

A-1 Notes	$275,000,000	1.12875%	August 2004	100.00000%	0.13%	99.87000%
A-2 Notes	$370,000,000	1.58%	May 2006	99.99920%	0.17%	99.82920%
A-3A Notes	$203,000,000	2.29%	May 2008	99.98183%	0.21%	99.77183%
A-3B Notes	$367,000,000	LIBOR + 0.13%	May 2008	100.00000%	0.21%	99.79000%
A-4 Notes	$435,000,000	3.25%	May 2011	99.98519%	0.24%	99.74519%

Total	$1,650,000,000			$1,649,895,731	$3,227,500	$1,646,668,231

      The Price to Public and Proceeds to the Seller do not include accrued interest due from the date of initial issuance. The Proceeds to the Seller have not been reduced by the Seller’s expenses which are estimated to be approximately $810,000.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

      Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about August 28, 2003.

Credit Suisse First Boston

Banc of America Securities LLC

Barclays Capital

Citigroup

Deutsche Bank Securities

                          August 5, 2003

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
WHERE TO FIND INFORMATION IN THESE DOCUMENTS
SUMMARY OF TERMS
The Parties:
Important Dates:
The Securities:
The Trust Property:
Repurchase of Contracts and Redemption of Securities:
RISK FACTORS
The Ratings of the Notes May be Withdrawn or Revised Which May Have an Adverse Effect on the Market Price of the Notes
Losses on Contracts May be Affected Disproportionately Because of Geographic Concentration of Contracts in California
GLOSSARY OF DEFINED TERMS
FORMATION OF THE TRUST
General
Capitalization
The Owner Trustee
THE CONTRACTS POOL
Distribution of Contracts by APR
Geographic Concentration of the Contracts
WEIGHTED AVERAGE LIVES OF THE NOTES
Percentage of Initial Note Balance at Various ABS Percentages
DELINQUENCY AND CONTRACT LOSS INFORMATION
USE OF PROCEEDS
THE NOTES
General
Payments of Interest
Interest Rate Swap
Payments of Principal
Optional Purchase
The Indenture Trustee
Events of Default
CERTAIN INFORMATION REGARDING THE SECURITIES
Net Collections
Distributions on the Notes
Payment Priorities of the Notes; The Spread Account
Withdrawals from the Spread Account and Payments Under the Note Policy
Termination
CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.
THE SELLER
Breach of Representations and Warranties; Defective Contract Documentation
WFS
Business Activities
Litigation
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
INCORPORATION BY REFERENCE
GLOSSARY
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
WHERE TO FIND INFORMATION IN THESE DOCUMENTS
SUMMARY OF TERMS
RISK FACTORS
GLOSSARY OF DEFINED TERMS
FORMATION OF THE TRUST
THE CONTRACTS POOL
POOL FACTORS AND TRADING INFORMATION
THE NOTES
CERTAIN INFORMATION REGARDING THE SECURITIES
THE NOTE POLICY
FINANCIAL SECURITY ASSURANCE INC.
THE MASTER SERVICER
CERTAIN LEGAL ASPECTS OF THE CONTRACTS
FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
GLOSSARY

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus dated August 5, 2003 which provides general information, some of which may not apply to the notes, and (2) this prospectus supplement, which describes the specific terms of the notes. This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

      You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely on the information contained in this prospectus supplement for the specific terms of the notes. We have not authorized anyone to provide you with different information.

      If you purchase any of the notes offered by this prospectus supplement, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the notes. These reports will also be available after they are released on the website of WFS Financial Inc, referred to in this prospectus supplement as “WFS” or, in its capacity as Master Servicer, as the “Master Servicer,” at www.wfsfinancial.com.

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

      We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

      Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents.

      To the extent not defined in this prospectus supplement, capitalized terms have the meanings given in the prospectus.

      WFS will provide without charge to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner of notes offered by this prospectus supplement, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in any of those documents. Requests for those copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949) 727-1002. This prospectus supplement may also be found at WFS’ web site at www.wfsfinancial.com. The information contained in WFS’ website does not constitute part of this prospectus supplement.

SUMMARY OF TERMS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

The Parties:

The Issuer	WFS Financial 2003-3 Owner Trust or the trust

Seller	WFS Receivables Corporation 2 or WFSRC2

Master Servicer	WFS Financial Inc or WFS

The Insurer	Financial Security Assurance, Inc. or Financial Security

Indenture Trustee	Deutsche Bank Trust Company Americas

Owner Trustee	Chase Manhattan Bank USA, National Association

Important Dates:

Cut-Off Date	Expected to be August 27, 2003.

Closing Date	Expected to be August 28, 2003.

Statistical Calculation Date	July 21, 2003, the date used in preparing the statistical information herein.

Distribution Dates	Payments of interest and principal will be made on the notes on each February 20, May 20, August 20 and November 20. If any of those days is not a business day, payment will be made on the next following business day. Principal will be paid in order to the earliest maturing class until that class is paid in full. The initial date upon which payments will be made is November 20, 2003. The priority of payment of interest and principal will be made as described under “The Notes — Payment of Interest” and “The Notes — Payment of Principal.”

Final Scheduled Distribution Dates	If not paid earlier, the outstanding principal balance of the Class A-1 Notes will be paid on August 20, 2004, of the Class A-2 Notes will be paid on May 20, 2006, of the Class A-3A Notes and Class A-3B Notes will be paid on May 20, 2008 and of the Class A-4 Notes will be paid on May 20, 2011. If any of those days is not a business day, payment will be made on the next succeeding business day.

The Securities:

The Notes	The following classes of notes will be issued by the trust, each of which is being offered by this prospectus supplement:

Note	Principal
Class	Amount	Interest Rate Per Annum

A-1	$275,000,000	1.12875%
A-2	$370,000,000	1.58%
A-3A	$203,000,000	2.29%
A-3B	$367,000,000	3-month LIBOR + 0.13%
A-4	$435,000,000	3.25%

The notes will represent obligations of the trust secured by the assets of the trust. The notes will be issued in book-entry form and issued in minimum denominations of $1,000 and in multiples of $1,000 in excess thereof. The notes will be issued in five classes and will bear interest at the rates set forth above and calculated in the manner described under “Interest Calculation”. WFSRC2 will account for the transaction as a secured financing. References to the Class A-3 Notes means the Class A-3A Notes and the Class A-3B Notes, collectively.

The Certificates	The trust will issue WFS Financial 2003-3 Owner Trust Auto Receivable Backed Certificates, which are not being offered by this prospectus supplement. All payments in respect of the certificates will be subordinated to payments on the notes.

Ratings of the Notes	It is a condition to the issuance of the notes that each class of notes be assigned the following ratings:

Rating

Note	Standard &
Class	Poor’s	Moody’s

A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3A	AAA	Aaa
A-3B	AAA	Aaa
A-4	AAA	Aaa

These ratings will be obtained from Moody’s Investors Service and Standard & Poor’s Rating Services, a Division of The McGraw-Hill Companies, Inc. A rating can be lowered, qualified or withdrawn by the rating agency which has assigned that rating.

Interest Calculation	Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the current distribution date. Interest on the Class A-1 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

Interest on the Class A-2 Notes, Class A-3A Notes and Class A-4 Notes will accrue at the fixed interest rate applicable to that class from, and including, the 20th day of the month of the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the 20th day of the month of the current distribution date. Interest on these notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the Class A-3B Notes will accrue at a floating rate equal to LIBOR plus the additional percentage amount applicable to that class from, and including, the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the current distribution date. LIBOR is the rate for deposits in U.S. dollars for a three-month period which appears on the display designated as page 3750 by Moneyline Telerate Service (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second London business day prior to the closing date with respect to the first distribution date and, as to each distribution date thereafter, on the second London business day prior to the previous distribution date. Interest on the Class A-3B Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

Priority of Principal Payments	Principal of the notes will be paid on each distribution date, after interest on the notes has been paid, in the following order:

• to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

• to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

• to the Class A-3A Notes and Class A-3B Notes on a pro rata basis, based upon their respective principal balances, until the Class A-3A Notes and Class A-3B Notes have been paid in full; and

• to the Class A-4 Notes until the Class A-4 Notes have been paid in full.

The Trust Property:

General	The trust property will include:

• a pool of retail installment sales contracts and a limited number of installment loans originated or purchased by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

• the funds in the spread account;

• an insurance policy issued by Financial Security guaranteeing all payments of principal and interest to be made to holders of the notes; and

• an interest rate swap agreement.

The Contracts

On or before the closing date, WFS will sell and assign the contracts, each of which is a retail installment sales contract or installment loan secured by a financed vehicle which is a new or pre-owned automobile or light duty truck, to WFSRC2. On the closing date, WFSRC2 will transfer and assign the contracts to the trust. The trust will be funded by the transfer and assignment of contracts by WFSRC2 to the trust on the closing date.

• The trust will receive the right to payments received under the contracts after the cut-off date. The aggregate principal balance of the contracts on the cut-off date will be not less than $1,650,000,000.

• The contracts are secured by first liens on the vehicles purchased under each contract.

• As of the statistical calculation date, the contracts have a weighted average annual percentage rate of 10.59% and a weighted average remaining maturity of 64.59 months.

• As of the statistical calculation date, 98.68% of the aggregate principal amount of the contracts will be simple interest contracts and 1.32% will be Rule of 78’s contracts.

• While the characteristics of the contracts transferred to the trust on the closing date may differ somewhat from this information, we anticipate that the variations will not be significant. For additional information relating to the contracts see “The Contracts Pool”.

The Spread Account	The spread account is a segregated trust account in the name of the indenture trustee that will afford some limited protection against losses on the contracts. The spread account will be property of the trust. It will be created with an initial deposit by WFSRC2 in the amount of $33,000,000. On any distribution date, funds from the spread account will be available to cover any shortfalls in interest and principal required to be paid on the notes.

The funds in the spread account will be supplemented on each distribution date by any funds in the collection account remaining after making all of the payments necessary on that distribution date until the amount on deposit in the spread account is at least equal to 6.50% or 10.00% of the sum of the remaining principal balance of the contracts. The exact percentages used for the required balance in the spread account will depend upon the actual loss and delinquency performance of the contracts.

If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

• to Financial Security, to the extent of any unreimbursed amounts due to it,

• to WFSRC2 until it has received an amount equal to the spread account initial deposit, and

• to WFSRC2 or any other holder of the certificates.

You will have no further rights to any excess cash paid to any of these entities. For additional information relating to the spread account see “Certain Information Regarding the Securities — Payment Priorities of the Notes; The Spread Account.”

The Note Policy	On the closing date, Financial Security will issue a financial guaranty insurance policy, known as the note policy, for the benefit of the holders of the notes. Under the note policy, Financial Security will unconditionally and irrevocably guarantee the payments of interest and principal due on the notes during the term of the note policy.

If, based upon a report due to the indenture trustee five days prior to a distribution date, it appears that insufficient funds will be available to pay to the holders of the notes on that distribution date the full amount of the payment which will then be due to them, that shortfall will be paid first by drawing upon funds in the spread account and then by a claim upon the note policy. To the extent any claim is made upon the note policy, it is anticipated that the amount of that claim will be distributed on that distribution date.

Interest Rate Swap	On the closing date, the trust will enter into an interest rate swap agreement to hedge the floating interest rate on the Class A-3B Notes with Bank of America, N.A., or another swap provider acceptable to the rating agencies and Financial Security, as the swap counterparty. The interest rate swap for the Class A-3B Notes will have an initial notional amount equal to the principal amount of the Class A-3B Notes on the closing date. The notional amount of the interest rate swap will decrease by the amount of any principal payments on the Class A-3B Notes on each distribution date.

In general, under the interest rate swap agreement, on the business day immediately preceding each distribution date the issuer will be obligated to pay the swap counterparty a fixed rate multiplied by the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3B Notes multiplied by the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The obligations of the issuer under the interest rate swap agreement will be secured under the indenture. Net swap payments made by the issuer rank higher in priority than payments on the securities.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. Upon any such termination, a termination payment may be due to the swap counterparty by the trust out of available funds.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes — Interest Rate Swap” and “The Swap Counterparty”.

Repurchase of Contracts and Redemption of Securities:

Optional Purchase	On any distribution date following the last day of a due period as of which the aggregate principal balance of the contracts is equal to or less than $165,000,000, WFSRC2 may purchase all of the outstanding contracts from the trust at a purchase price equal to the unpaid principal amount of all classes of notes outstanding plus accrued and unpaid interest on each of those classes of notes through the related interest period, plus any fees or other amounts due the master servicer, trustees, Financial Security or the swap counterparty.

Prepayment and Redemption following Optional Purchase	If WFSRC2 exercises its optional purchase right,

• the amount paid by WFSRC2 equal to the unpaid principal amount of all classes of notes outstanding plus accrued interest thereon will be distributed to the holders of the notes in addition to the distributions to which the holders would then otherwise be entitled to receive, and

• the contracts purchased by WFSRC2 will be transferred to WFSRC2 on the related distribution date, and, upon payment of all other obligations of the trust, the trust will be terminated.

Mandatory Redemption	If an insurer default has occurred and is continuing and an event of default under the indenture has occurred and is continuing, the indenture trustee may be permitted to accelerate the notes. If an event of default has occurred and is continuing but no insurer default has occurred and is continuing, Financial Security will have the right, in addition to its obligation to make scheduled payments on the notes in accordance with the terms of the note policy, but not the obligation, to elect to accelerate the notes. If the notes are accelerated, the master servicer or the indenture trustee may, under certain circumstances, sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

Tax Status:	In the opinion of Mitchell Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes, as discussed under “Federal and California Income Tax Consequences” in the prospectus:

• the notes will be characterized as debt; and

• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

If you purchase a note, you agree to treat it as debt for tax purposes.

Eligibility for Purchase by Money Market Funds:	The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such notes satisfies the fund’s investment policies and objectives

ERISA Considerations:	The notes are generally eligible for purchase by employee benefit plans and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of employee and other benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus and also should consult with their legal advisors before purchasing notes.

RISK FACTORS

      In addition to the risk factors beginning on page 9 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the notes.

The Ratings of the Notes May be Withdrawn or Revised Which May Have an Adverse Effect on the Market Price of the Notes

      It is a condition of issuance that the notes be rated as follows:

	Moody’s	Standard & Poor’s

Class A-1 Notes	Prime-1	A-1+
Class A-2 Notes, Class A-3A Notes, Class A-3B Notes and Class A-4 Notes	Aaa	AAA

      The rating by Standard & Poor’s of the Class A-1 Notes will be issued without regard to the benefit afforded by the note policy. The ratings by Standard & Poor’s of all classes of notes other than the Class A-1 Notes, as well as the ratings by Moody’s of the notes, will be based on the issuance of the note policy by Financial Security.

      Moody’s and Standard & Poor’s can revise or withdraw their ratings at any time if they feel the circumstances which led to the existing ratings have changed (including, except with respect to Standard & Poor’s rating of the Class A-1 Notes, as a result of any change in the financial strength of Financial Security). A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related notes.

      A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and Standard & Poor’s of the likelihood that a class of notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the notes will be subject to prepayment.

Losses on Contracts May be Affected Disproportionately Because of Geographic Concentration of Contracts in California

      As of the close of business on July 21, 2003, the statistical calculation date, WFS’ records indicate that 37.61% of the aggregate principal balance of the Contracts will be from contracts originated in California. As of that date, no other state accounted for more than 6.11% of the aggregate principal balance of the Contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts. While the characteristics of the Contracts transferred to the trust on the closing date may be somewhat different from the characteristics described herein, we anticipate that the variations will not be significant.

The Notes May Suffer Losses if the Insurer Defaults as the Trust has Limited Assets

      You may suffer a loss on your notes if the insurer defaults in making required payments under the note policy and the assets of the trust are insufficient to pay the principal amount of the notes you own in full. The only source for payment of the notes will be the assets of the trust. The assets of the trust are the contracts, the note policy, the interest rate swap agreement, amounts received in payment or liquidation of the contracts and the amounts on deposit in the spread account. If the proceeds from these assets are not sufficient to pay the full principal balance of your notes, you will suffer a loss. The notes are not guaranteed or insured by WFSRC2, WFS, the indenture trustee, the owner trustee, any affiliate of any of these entities or by any other person (other than the insurer) or governmental entity. The notes are not deposits and are not insured by the Federal Deposit Insurance Corporation. As a result, you must rely for payment solely upon the assets of the trust, including the note policy.

Risks Associated with the Interest Rate Swaps

      The trust will enter into an interest rate swap agreement because the contracts owned by the trust bear interest at fixed rates while the Class A-3B Notes will bear interest at a floating rate based on LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes, to the extent required.

      During those periods in which the floating rates payable by the swap counterparty are substantially greater than the fixed rates payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay the net amount due and an insurer default has occurred and is continuing, you may experience delays and/or reductions in the interest and principal payments on your notes.

      On the other hand, during those periods in which the floating rates payable by the swap counterparty are less than the fixed rates payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due to the swap counterparty under the interest rate swap agreements. The swap counterparty’s claim for net swap payments, including termination payments resulting from a bankruptcy or insolvency of the trust, a default by the trust in payments of interest on or principal of the Notes, when such payments of interest or principal become due or payable, or a failure by the trust to pay amounts owed to the swap counterparty, will be higher in priority than payments on the notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

      The interest rate swap agreement generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality or due to failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. A termination payment may be due to the trust or to the swap counterparty following any termination. Any such termination payment could, if market interest rates and other conditions have changed materially from the time the interest rate swap agreement is entered into, be substantial. A termination payment due to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes.

      If the swap counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rates on the floating rate Class A-3B Notes exceed the fixed rates the trust would have been required to pay the swap counterparty under the interest rate swap agreement.

      If the interest rate swap agreement is terminated and no replacement is entered into and if an insurer default has occurred and is continuing, you may experience delays and/or reductions in the interest and principal payments on your notes.

      To the extent not paid by a replacement swap counterparty, swap termination payments paid to the swap counterparty will reduce the amount of funds available for payments of interest and principal on the notes.

GLOSSARY OF DEFINED TERMS

      A glossary containing the meaning of defined terms used in this prospectus supplement begins on page S-38 of this prospectus supplement.

FORMATION OF THE TRUST

General

      The following information regarding the Trust supplements the information in the prospectus under “Formation of the Trust”.

      The Trust is a statutory trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware in accordance with the Trust Agreement. The Trust was formed on July 31, 2003.

      On or before the Closing Date, WFS will sell and assign the Contracts, each of which is a retail installment sales contract or installment loan secured by a financed vehicle which is a new or pre-owned automobile or light duty truck, to WFSRC2. On the Closing Date, WFSRC2 will transfer and assign the Contracts directly to the Trust. The Certificates, representing WFSRC2’s beneficial interest in the Trust, will be issued by the Trust to WFSRC2 as additional consideration for the Contracts. Although the transfer of the Contracts by WFSRC2 to the Trust will be treated as a financing rather than as a sale under generally accepted accounting principles, WFSRC2 is referred to in this prospectus supplement as the Seller. The Indenture Trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Contracts by reason of the filing of a UCC-1 financing statement by the Trust in the state of Delaware which will give notice of the security interest in favor of the Indenture Trustee. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. See “The Master Servicer — Servicing Compensation” in the prospectus. WFS, as Master Servicer, will retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee in accordance with the Sale and Servicing Agreement, or may employ one or more subservicers as custodians.

      In order to protect the Trust’s ownership and security interests in the Contracts, the Trust’s interests in the Contracts will be perfected by WFSRC2 filing a UCC-1 financing statement in the State of Nevada, which will give notice of the Trust’s ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees and Financial Security in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFSRC2 or by WFSRC2 to the Trust. See “Certain Legal Aspects of the Contracts” in the prospectus.

      Simultaneously with the issuance of the Notes, Financial Security will issue the Note Policy to the Indenture Trustee for the benefit of the holders of the Notes. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the holders of the Notes full and complete payment of the Scheduled Payments for each Distribution Date, but not payment of the Optional Purchase price upon a default of WFSRC2 related to the exercise of its Optional Purchase right. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the holders of the Notes, which lien cannot be executed upon until all required payments under the Note Policy have been made. See “The Note Policy” in the prospectus.

      The Trust’s principal offices will be located at the Owner Trustee’s corporate trust office specified in “— The Owner Trustee”.

Capitalization

      The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$275,000,000
Class A-2 Notes	370,000,000
Class A-3A Notes	203,000,000
Class A-3B Notes	367,000,000
Class A-4 Notes	435,000,000

Total	$1,650,000,000

The Owner Trustee

      Chase Manhattan Bank USA, National Association will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank USA, National Association is a national banking association and its corporate trust office is located at 500 Stanton Christiana Road, Newark, Delaware, 19713.

      The Owner Trustee will have the rights and duties set forth in the prospectus under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”.

THE CONTRACTS POOL

      Each Contract will be a retail installment sales contract secured by a financed vehicle originated by a new or pre-owned car dealer located in California or one of the other states listed in the table entitled “Geographic Concentration of the Contracts” or an installment loan secured by a financed vehicle. Most of the Contracts will have been purchased by WFS from dealers; however, Contracts representing no more than 2.53% of the Aggregate Principal Balance as of the Statistical Calculation Date are installment loans originated by WFS directly to consumers or by independent auto finance companies which loans were then sold to WFS. While the percentage of such installment loans transferred to the Trust on the Closing Date may differ, we anticipate that the variation will not be significant. Except as otherwise noted, all references in this prospectus supplement to Contracts include installment loans.

      WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts transferred to the Trust were underwritten and purchased or originated by WFS in the ordinary course of its business operations.

      The information concerning the Contracts presented throughout this prospectus supplement is as of the close of business on the Statistical Calculation Date. These Contracts will be transferred to the Trust at the Closing Date along with additional Contracts purchased or originated through the Cut-Off Date. The Contracts transferred to the Trust will have an aggregate outstanding Principal Balance of not less than $1,650,000,000. While the characteristics of all of the Contracts transferred to the Trust on the Closing Date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant.

Contracts

Outstanding Principal Balance	$1,049,372,912.92
Minimum	$597.67
Maximum	$137,612.49
Average	$17,413.22
Number of Contracts	60,263
Financed Vehicles
Percentage of New Vehicles	33.48%
Percentage of Pre-Owned Vehicles	66.52%
Percentage of Automobiles	38.99%
Percentage of Light Duty Trucks	61.01%
Percentage of Simple Interest Contracts	98.68%
Percentage of Rule of 78’s Contracts	1.32%
Annual Percentage Rate
Minimum	2.90%
Maximum	30.00%
Weighted Average	10.59%
Remaining Maturities
Minimum (Months)	3
Maximum (Months)	84
Weighted Average (Months)	64.59
Original Maturities
Minimum (Months)	11
Maximum (Months)	84
Weighted Average (Months)	65.41
Percentage over 60 Months	58.82%
Percentage over 72 Months	1.19%

      Each of the Contracts will be fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the simple interest or the Rule of 78’s method.

Distribution of Contracts by APR

      The following table provides information about those Contracts originated through the Statistical Calculation Date relating to their annual percentage rate. While the characteristics of all of the Contracts transferred to the Trust on the Closing Date may differ somewhat from the information set forth in this table, we anticipate that the variations will not be significant.

			Percentage of
		Sum of	Aggregate
	Number of	Principal	Principal
Contract APR	Contracts(1)	Balances(1)	Balance(1)

2.000% – 2.999%	5	$67,418.48	0.01%
3.000% – 3.999%	567	11,668,290.59	1.11
4.000% – 4.999%	3,410	68,998,485.92	6.58
5.000% – 5.999%	2,898	61,285,591.18	5.84
6.000% – 6.999%	3,761	77,028,114.50	7.34
7.000% – 7.999%	4,540	92,614,706.64	8.83
8.000% – 8.999%	5,643	108,781,293.45	10.37
9.000% – 9.999%	6,579	123,231,819.76	11.74
10.000% – 10.999%	5,695	101,246,899.23	9.65
11.000% – 11.999%	4,181	73,064,010.72	6.96
12.000% – 12.999%	4,962	80,199,748.38	7.64
13.000% – 13.999%	3,421	55,413,410.76	5.28
14.000% – 14.999%	3,324	50,990,166.54	4.86
15.000% – 15.999%	2,556	37,090,572.24	3.53
16.000% – 16.999%	2,285	31,772,705.05	3.03
17.000% – 17.999%	1,673	22,417,216.43	2.14
18.000% – 18.999%	1,564	19,534,867.34	1.86
19.000% – 19.999%	1,043	12,443,244.30	1.19
20.000% – 20.999%	884	9,599,064.73	0.91
21.000% – 21.999%	755	7,385,284.97	0.70
22.000% and higher	517	4,540,001.71	0.43

Total	60,263	$1,049,372,912.92	100.00%

(1)	As of the Statistical Calculation Date.

Geographic Concentration of the Contracts

      The following table provides information about those Contracts originated through the Statistical Calculation Date based upon the state in which the new or pre-owned car dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender which originated the loan is located. While the characteristics of all of the Contracts transferred to the Trust on the Closing Date may differ somewhat from the information set forth in this table, we anticipate that the variations will not be significant. The percentages do not add up to 100.00% due to rounding.

		Sum of	Percentage of
	Number of	Principal	Aggregate
State	Contracts(1)	Balances(1)	Principal Balance(1)

California	22,226	$394,705,423.46	37.61%
Washington	3,991	64,124,325.89	6.11
Arizona	2,942	52,610,805.47	5.01
Colorado	2,868	51,418,001.94	4.90
Oregon	2,122	34,100,815.39	3.25
Texas	1,504	29,716,108.00	2.83
Ohio	1,814	28,907,900.87	2.75
Virginia	1,479	28,394,831.07	2.71
Illinois	1,690	28,394,181.89	2.71
Nevada	1,607	27,361,695.00	2.61
North Carolina	1,483	26,288,854.76	2.51
Idaho	1,622	25,177,765.36	2.40
Florida	1,363	22,787,346.57	2.17
Michigan	1,239	21,282,790.88	2.03
Maryland	824	16,076,153.05	1.53
New York	993	15,966,562.05	1.52
Utah	895	14,562,498.12	1.39
Georgia	679	14,497,910.80	1.38
Tennessee	775	14,205,895.21	1.35
Massachusetts	727	12,707,726.09	1.21
Missouri	783	12,536,880.12	1.19
South Carolina	687	12,500,352.80	1.19
Wisconsin	575	9,470,946.89	0.90
Minnesota	513	9,040,998.72	0.86
Indiana	578	8,962,320.44	0.85
Pennsylvania	532	8,540,736.61	0.81
New Jersey	498	8,473,569.62	0.81
Alabama	383	7,459,770.11	0.71
Connecticut	424	6,991,357.63	0.67
New Hampshire	364	6,097,382.69	0.58
Delaware	296	5,983,160.79	0.57
New Mexico	335	5,644,514.05	0.54
Kansas	305	5,022,777.35	0.48
Kentucky	238	4,107,035.30	0.39
Iowa	227	3,307,966.22	0.32
Mississippi	126	2,224,592.90	0.21
Oklahoma	113	2,149,228.80	0.20
Nebraska	84	1,332,908.72	0.13
West Virginia	72	1,146,586.61	0.11
Rhode Island	69	1,120,647.67	0.11
South Dakota	66	1,098,915.99	0.10
Wyoming	57	1,037,932.77	0.10
Maine	52	964,134.49	0.09
Montana	43	870,603.76	0.08

Total	60,263	$1,049,372,912.92	100.00%

(1)	As of the Statistical Calculation Date.

WEIGHTED AVERAGE LIVES OF THE NOTES

      Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Contracts transferred to the Trust.

      As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balances of the Contracts, final payment of any class of Notes could occur significantly earlier than its Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.

      The table captioned “Percentage of Initial Note Balance at Various ABS Percentages” is referred to as the ABS Table and has been prepared on the basis of the characteristics of the Contracts described under “The Contracts Pool”, but with an assumed aggregate Principal Balance of $1,650,000,000. The ABS Table assumes that:

•	the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•	the monthly principal and interest payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

•	payments are made on the Notes on each Distribution Date (and each such date is assumed to be the twentieth day of each applicable month),

•	the Notes are purchased on the Closing Date,

•	the Trustees’ fees and expenses are zero and the annual Base Servicing Fee Percent is 1.25%, and

•	WFSRC2 exercises its Optional Purchase right on the earliest Distribution Date on which that option may be exercised.

      The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percentage of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

      The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools, which is based on the sum of Principal Balances of the Contracts in that pool, annual percentage rate, original term to maturity and remaining term to maturity as of the Cut-Off Date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Contract Characteristics

			Remaining	Original
			Term	Term
	Sum of		to Maturity	to Maturity
Pools	Principal Balances	APR	(In Months)	(In Months)

1	$15,162,561.75	12.990	34	34
2	12,306,949.24	13.295	33	34
3	5,214,077.87	10.874	31	34
4	42,675,759.08	13.123	47	47
5	38,932,412.66	13.062	46	47
6	11,929,823.47	12.013	45	48
7	255,684,359.20	11.775	60	60
8	218,828,054.21	11.855	59	60
9	78,770,490.53	10.422	56	60
10	463,078,109.99	9.765	71	71
11	383,183,317.57	9.854	70	71
12	104,568,760.12	9.231	68	71
13	10,561,346.07	7.821	83	83
14	7,023,044.17	7.956	82	83
15	2,080,934.07	7.962	76	83

	$1,650,000,000.00

      The Contracts allocated to the hypothetical pools had an aggregate Principal Balance as of the Statistical Calculation Date of $1,049,372,912.92. In preparing the ABS Table, the aggregate Principal Balance of each hypothetical pool was increased by a fixed percentage so that, for the purposes of modeling the transaction, the aggregate Principal Balance of the Contracts in the hypothetical pools equaled $1,650,000,000. The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percentage of Initial Note Balance at Various ABS Percentages

									Class A-3A and A-3B
	Class A-1 Notes				Class A-2 Notes				Notes				Class A-4 Notes

Distribution Date	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%

Closing Date	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 2003	80	74	64	56	100	100	100	100	100	100	100	100	100	100	100	100
February 2004	49	35	12	0	100	100	100	94	100	100	100	100	100	100	100	100
May 2004	19	0	0	0	100	98	72	48	100	100	100	100	100	100	100	100
August 2004	0	0	0	0	92	70	36	5	100	100	100	100	100	100	100	100
November 2004	0	0	0	0	70	44	1	0	100	100	100	77	100	100	100	100
February 2005	0	0	0	0	47	17	0	0	100	100	80	52	100	100	100	100
May 2005	0	0	0	0	25	0	0	0	100	95	60	29	100	100	100	100
August 2005	0	0	0	0	3	0	0	0	100	79	41	7	100	100	100	100
November 2005	0	0	0	0	0	0	0	0	88	63	23	0	100	100	100	83
February 2006	0	0	0	0	0	0	0	0	74	48	6	0	100	100	100	60
May 2006	0	0	0	0	0	0	0	0	60	34	0	0	100	100	88	39
August 2006	0	0	0	0	0	0	0	0	46	20	0	0	100	100	70	0
November 2006	0	0	0	0	0	0	0	0	33	7	0	0	100	100	54	0
February 2007	0	0	0	0	0	0	0	0	20	0	0	0	100	93	40	0
May 2007	0	0	0	0	0	0	0	0	7	0	0	0	100	78	0	0
August 2007	0	0	0	0	0	0	0	0	0	0	0	0	92	64	0	0
November 2007	0	0	0	0	0	0	0	0	0	0	0	0	77	51	0	0
February 2008	0	0	0	0	0	0	0	0	0	0	0	0	62	39	0	0
May 2008	0	0	0	0	0	0	0	0	0	0	0	0	47	0	0	0
August 2008	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)	0.60	0.50	0.42	0.37	1.57	1.30	1.00	0.85	3.05	2.59	2.00	1.64	4.67	4.29	3.36	2.68
Weighted Average Life (years)(1)	0.60	0.50	0.42	0.37	1.57	1.30	1.00	0.85	3.05	2.59	2.00	1.64	4.87	4.47	3.50	2.75

(1)	This calculation assumes that WFSRC2 does not exercise its Optional Purchase right.

     The weighted average life of a Note is determined for the above table by (i) multiplying the amount of each principal payment on a Note by the number of periods from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

      The foregoing table has been prepared based on the assumptions described under “Weighted Average Lives of the Notes”, including the assumptions regarding the characteristics and performance of the Contracts, which will differ from their actual characteristics and performance, and should be read in conjunction with those assumptions.

DELINQUENCY AND CONTRACT LOSS INFORMATION

      The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS, at December 31, 2000 through December 31, 2002 and at June 30, 2002 and June 30, 2003 and (ii) the loss experience for contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS for the years ended December 31, 2000 through December 31, 2002 and for the six month period ending June 30, 2002 and June 30, 2003. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract. The dollar amounts shown in these tables are net of interest not yet earned on Rule of 78’s contracts. With respect to the Contract Loss Experience table, it is the policy of WFS to chargeoff a contract that becomes 120 days delinquent or is classified as a non-performing asset, whether that contract is owned by WFS or serviced by WFS for others. WFS believes that its chargeoff policy is consistent with that customarily used in the automobile finance industry.

Contract Delinquency Experience

	At June 30,				As of December 31,

	2003		2002		2002		2001		2000

	Number		Number		Number		Number		Number
	of		of		of		of		of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount

	(Dollars in Thousands)
Contracts serviced	796,688	$10,049,965	731,392	$8,911,809	757,269	$9,389,974	690,401	$8,152,882	616,011	$6,818,182

Period of delinquency
30 – 59 days	19,674	$198,901	18,023	$180,574	23,176	$238,204	21,907	$217,873	16,787	$157,843
60 – 89 days	5,587	56,464	5,213	52,569	6,612	64,472	6,227	60,685	4,475	40,679
90 days or more	2,152	20,927	2,027	19,175	2,688	25,819	2,571	24,605	2,006	18,487

Total contracts and amount delinquent	27,413	$276,292	25,263	$252,318	32,476	$328,495	30,705	$303,163	23,268	$217,009

Delinquencies as a percentage of number and amount of contracts outstanding	3.44%	2.75%	3.45%	2.83%	4.29%	3.50%	4.45%	3.72%	3.78%	3.18%

Contract Loss Experience

	For the Six
	Months Ended
	June 30,		For the Year Ended December 31,

	2003	2002	2002	2001	2000

	(Dollars in Thousands)
Contracts serviced at end of period	$10,049,965	$8,911,809	$9,389,974	$8,152,882	$6,818,182

Average during period	$9,686,488	$8,456,742	$8,845,635	$7,576,681	$6,076,814

Gross chargeoffs of contracts during period	$170,148	$148,300	$327,161	$236,834	$165,937
Recoveries of contracts charged off in current and prior periods	44,535	43,860	82,372	64,626	49,697

Net chargeoffs	$125,613	$104,440	$244,789	$172,208	$116,240

Net chargeoffs as a percentage of average contracts outstanding during period (annualized)	2.59%	2.47%	2.77%	2.27%	1.91%

      Delinquencies as a percentage of amount of contracts outstanding increased 17.0% from December 31, 2000 to 3.72% at December 31, 2001, then decreased 5.9% from December 31, 2001 to 3.50% at December 31, 2002. At June 30, 2003, delinquencies as a percentage of amount of contracts outstanding decreased 2.8% to 2.75%, compared with 2.51% at June 30, 2002.

      Net chargeoffs as a percentage of contracts outstanding for contracts originated and serviced by WFS increased 18.8% from 2000 to 2.27% in 2001, then increased 22.0% from 2001 to 2.77% in 2002. Net chargeoffs as a percentage of contracts outstanding for contracts originated or purchased and serviced by

WFS increased 4.9% to 2.59% for the six months ended June 30, 2003, compared with 2.47% for the six months ended June 30, 2002.

      The U.S. economic slowdown that began in 2001, which has led to higher unemployment, an increase in the number of personal bankruptcy filings, a higher number of repossessions and lower resale prices for repossessed automobiles and light duty trucks, has resulted in higher credit losses and delinquencies. As the characteristics of the Contracts transferred to the Trust may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of these Contracts will be similar.

USE OF PROCEEDS

      WFSRC2 will apply the net proceeds from the sale of the Notes — the proceeds of the public offering of the Notes less expenses relating to the offering — to the purchase of the Contracts from WFS.

THE NOTES

General

      The Notes will be issued pursuant to an indenture between the Trust and the Indenture Trustee to be dated as of August 1, 2003. A copy of the Indenture will be filed with the Securities and Exchange Commission within 15 days of the Closing Date. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office or from the Securities and Exchange Commission. The following summary and the information contained under “Certain Information Regarding the Securities” describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of those documents, including definitions of terms, are incorporated by reference as part of the summaries.

      Distributions of interest and principal on the Notes will be made on quarterly distribution dates of February 20, May 20, August 20 and November 20 of each year or, if any of these days is not a Business Day, on the next succeeding Business Day, commencing November 20, 2003. Payments on the Notes on each Distribution Date will be paid to the holders of record of the related Notes on the Business Day immediately preceding that Distribution Date or, in the event that Definitive Securities are issued, as of the 15th day of the month immediately preceding the month in which that Distribution Date occurs.

Payments of Interest

      Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, each Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the next Distribution Date. Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year.

      Interest on the Class A-2 Notes, Class A-3A Notes and Class A-4 Notes will accrue at the fixed interest rate applicable to that class from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date. Interest on the Class A-2 Notes, Class A-3A Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Interest on the Class A-3B Notes will accrue at a floating rate equal to LIBOR plus an additional percentage amount applicable to that class from, and including, each Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding the next Distribution Date. LIBOR is the rate for deposits in U.S. dollars for a three-month period which appears on the display designated as page 3750 by Moneyline Telerate Service (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. The LIBOR Determination Date will be the second London Business Day prior to the Closing Date with respect to the first Distribution Date and, as to each subsequent Distribution Date thereafter, on the second London Business Day prior to the prior Distribution Date. Interest on the Class A-3B Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

      Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate. Interest payments on the Notes will be made from Net Collections after payment of the Net Swap Payment owed to the Swap Counterparty, all accrued and unpaid trustees’ fees and other administrative fees of the trust and the Servicing Fee. See “Certain Information Regarding the Securities — Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments”.

Interest Rate Swap

      On the Closing Date, the Trust will enter into the Interest Rate Swap Agreement to hedge the floating interest rate on the Class A-3B Notes with Bank of America, N.A., as the Swap Counterparty. The interest rate swap for the Class A-3B Notes will have an initial notional amount equal to the principal amount of the Class A-3B Notes on the Closing Date. The notional amount of the interest rate swap will decrease by the amount of any principal payments made on the Class A-3B Notes.

      In general, under the Interest Rate Swap Agreement, on the Business Day immediately preceding each Distribution Date the Trust will be obligated to pay the Swap Counterparty a fixed rate multiplied by the notional amount of the interest rate swap and the Swap Counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3B Notes multiplied by the same notional amount. Payments on each interest rate swap will be exchanged on a net basis. The obligations of the Trust under the Interest Rate Swap Agreement will be secured under the Indenture. Net Swap Payments made by the Trust rank higher in priority than payments on the Notes.

      Upon the occurrence of any event of default specified in the Interest Rate Swap Agreement, the non-defaulting party may elect to terminate that Interest Rate Swap Agreement. These events include failure to make payments due under the Interest Rate Swap Agreement and the occurrence of certain bankruptcy and insolvency events.

      The Interest Rate Swap Agreement may also be terminated upon the occurrence of a termination event other than an event of default. For the Interest Rate Swap Agreement, these termination events include, among other things:

•	illegality of the transactions contemplated by the Interest Rate Swap Agreement;

•	an amendment to the Sale and Servicing Agreement, the Indenture or other transaction document that affects the Interest Rate Swap Agreement in certain respects without the prior consent of the Swap Counterparty;

•	failure of the Swap Counterparty to maintain its credit rating at certain levels required by the Interest Rate Swap Agreement, which failure may not constitute a termination event under certain conditions if the Swap Counterparty, among other things:

—	posts collateral; or

—	assigns its rights and obligations under the Interest Rate Swap Agreement to a substitute swap counterparty.

      In the event the Interest Rate Swap Agreement is terminated due to an event of default or a termination event, a Swap Termination Payment may be due to the Swap Counterparty by the Trust out of Net Collections or other assets of the Trust. The amount of any such Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in that Interest Rate Swap Agreement. Any such Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial.

Payments of Principal

      Principal payments will be made to the holders of the Notes, to the extent described below, on each Distribution Date in an amount equal to the related Note Principal Distributable Amount. Principal payments on the Notes will be made from Net Collections after payment of the Net Swap Payment owed to the Swap Counterparty, all accrued and unpaid trustees’ fees and other administrative fees of the Trust, the Servicing Fee and the Note Interest Distributable Amount. See “Certain Information Regarding the Securities — Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments”.

      Principal payments on the Notes on each Distribution Date from the note distribution account will be made in the following order:

(1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

(2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

(3) to the Class A-3A Notes and Class A-3B Notes, on a pro rata basis, based upon their respective principal balances, until the principal amounts of the Class A-3A Notes and Class A-3B Notes have been reduced to zero; and

(4) to the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero.

      To the extent not previously paid prior to such dates, the outstanding principal amount of each class of Notes will be paid on its Final Scheduled Distribution Date. The Final Scheduled Distribution Date for a class of Notes represents the last day on which the outstanding principal amount of the related Notes will be paid. In no event may the principal paid in respect of a class of Notes exceed the unpaid principal balance of that class of Notes. See “Certain Information Regarding the Securities — Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments”.

      The actual date on which the outstanding principal amount of any class of Notes is paid may be earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “The Notes — Optional Purchase”, “Certain Information Regarding the Securities — Prepayment Considerations”, “Certain Legal Aspects of the Contracts — Repurchase Obligation” in the prospectus and “The Seller — Breach of Representations and Warranties; Defective Contract Documentation”.

      All payments in respect of the certificates will be subordinated to payments on the Notes. Payments on the certificates will only be made from funds released from the Spread Account. See “Certain Information Regarding the Securities — Withdrawals from the Spread Account and Payments Under the Note Policy”.

Optional Purchase

      Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date as of which an Optional Purchase occurs. An Optional Purchase may occur on any Distribution Date following the last day of a Due Period as of which the sum of the Principal Balances of the Contracts is equal to or less than $165,000,000. The redemption price for each class of Notes will equal the unpaid principal amount of that class plus accrued interest on that amount at the applicable interest rate for the related interest period, plus any fees or other amounts due the Master Servicer, the Trustees, Financial Security or the Swap Counterparty. Upon payment of the redemption price, the repurchased Contracts will be transferred back to WFSRC2 and upon payment of all other obligations of the Trust, the Trust will be terminated.

The Indenture Trustee

      Deutsche Bank Trust Company Americas will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its corporate trust office is located at 60 Wall Street, 26th Floor — MS NYC60-2606, New York, New York 10005. Neither WFSRC2, the Master Servicer nor any of their respective affiliates is an affiliate of the Indenture Trustee.

      The Indenture Trustee will have the rights and duties set forth in the prospectus under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”.

Events of Default

      Upon the occurrence of an Event of Default under the Indenture as described under “The Notes — Events of Default” in the prospectus:

(1) If an Insurer Default has not occurred or is not continuing, Financial Security, in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy, may elect to:

•	subject to the limitations listed below, accelerate the principal of the Notes and then cause the Master Servicer or the Indenture Trustee to sell or otherwise liquidate the property of the Trust, in whole or in part, on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and then deliver the proceeds to the Indenture Trustee to distribute in accordance with the terms of the Note Policy.

(2) If an Insurer Default has occurred and is continuing, the Indenture Trustee may, or if requested in writing by holders of the Notes evidencing at least 66 2/3% of the voting interests of the Notes, voting together as a group, shall:

•	subject to the limitations listed below, declare the Notes due and payable at par, together with accrued interest on the Notes.

(3) Notwithstanding any of the foregoing, upon the occurrence of a Trust Insolvency, if an Insurer Default has occurred and is continuing:

•	subject to the limitations listed below, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

(4) No sale or liquidation of the property of the Trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the Notes, unless:

•	an Insurer Default has not occurred or is not continuing and the related Event of Default relates to failure of the Trust to pay interest or principal on any class of Notes or a trust insolvency; or

•	an Insurer Default has occurred and is continuing and:

(i) holders of the Notes evidencing 100% of the voting interests of the Notes, voting together as a group, consent to such sale or liquidation; or

(ii) the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Notes, the Indenture Trustee provides prior written notice of that sale or liquidation to each Rating Agency, and holders of the Notes evidencing at least 66 2/3% of the voting interests of the Notes, voting together as a group, consent to that sale or liquidation.

      Further, in the event that an Insurer Default has not occurred or is not continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Notes and such Event of Default is subsequently cured, Financial Security shall not have the right to elect to accelerate the principal of the Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall be restored as though that Event of Default had not occurred.

      Following the occurrence of an Event of Default and provided that (i) an Insurer Default has not occurred or is not continuing and (ii) Financial Security has not elected to accelerate the principal of the Notes, the Indenture Trustee will continue to submit claims under the Note Policy for any shortfalls in Scheduled Payments on the Notes. See “The Note Policy” in the prospectus.

      Priority of Payments Upon the Acceleration of the Notes.  Following the occurrence and continuation of an Event of Default that has resulted in an acceleration of the Notes, payments under the Note Policy will be applied in the following order of priority:

•	to the holders of the Notes, for accrued and unpaid interest on the Notes, ratably;

•	to holders of the Class A-1 Notes for unpaid principal on the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

•	to holders of the Class A-2 Notes for unpaid principal on the Class A-2 Notes until the outstanding principal balance of the Class A-2 Notes has been reduced to zero;

•	to holders of the Class A-3A Notes and Class A-3B Notes, ratably, for unpaid principal on those Notes until the outstanding principal balance of each of the Class A-3A Notes and Class A-3B Notes has been reduced to zero; and

•	to holders of the Class A-4 Notes for unpaid principal on the Class A-4 Notes until the outstanding principal balance of the Class A-4 Notes has been reduced to zero.

      Following an acceleration of the Notes, all Net Collections on deposit in the collection account will be distributed in the following amounts and priority:

•	to the Master Servicer for any accrued and unpaid Servicing Fee,

•	to the Swap Counterparty for any accrued and unpaid Net Swap Payments;

•	to the Owner Trustee and the Indenture Trustee for any accrued and unpaid fees and expenses;

•	to holders of the Notes, for accrued and unpaid interest on the Notes, ratably;

•	to holders of the Class A-1 Notes for unpaid principal on the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

•	to holders of the Class A-2 Notes for unpaid principal on the Class A-2 Notes until the outstanding principal balance of the Class A-2 Notes has been reduced to zero;

•	to holders of the A-3A Notes and Class A-3B Notes, ratably, for unpaid principal on those Notes until the outstanding principal balance of each of the Class A-3A Notes and Class A-3B Notes has been reduced to zero;

•	to holders of the Class A-4 Notes for unpaid principal on the Class A-4 Notes until the outstanding principal balance of the Class A-4 Notes has been reduced to zero;

•	to the Swap Counterparty for any other amounts due and owing and required to be distributed under the Interest Rate Swap Agreement;

•	to Financial Security for amounts owed to it;

•	to WFSRC2 until WFSRC2 has received full repayment of the Spread Account initial deposit; and

•	to WFSRC2, in its capacity as certificateholder, and to any other certificateholder.

      After an Event of Default, any amounts collected by the Indenture Trustee from a sale or liquidation of the property of the Trust or in a foreclosure or other proceeding, net of all reasonable expenses incurred by the Indenture Trustee, will be distributed in the following manner and priority:

•	ratably to (i) the Master Servicer for any accrued and unpaid Servicing Fee, (ii) the Owner Trustee and the Indenture Trustee for any accrued and unpaid fees and expenses and (iii) the Swap Counterparty for any accrued and unpaid Net Swap Payments;

•	to holders of the Notes for accrued and unpaid interest on the Notes, ratably;

•	to holders of the Class A-1 Notes for unpaid principal on the Class A-1 Notes, until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

•	to holders of the Class A-2 Notes, the Class A-3A Notes, the Class A-3B Notes and the Class A-4 Notes, ratably, for unpaid principal on those Notes until the outstanding principal balance of each of the Class A-2 Notes, the Class A-3A Notes, the Class A-3B Notes and the Class A-4 Notes has been reduced to zero;

•	to the Swap Counterparty for any other amounts due and owing and required to be distributed under the Interest Rate Swap Agreement;

•	to Financial Security for amounts owed to it;

•	to WFSRC2 until WFSRC2 has received full repayment of the Spread Account initial deposit; and

•	to WFSRC2, in its capacity as certificateholder, and to any other certificateholder.

      Limitation of Suits.  No holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, unless:

•	the holder has previously given written notice to the Trustee of a continuing Event of Default;

•	the holders of the Notes evidencing at least 25% of the voting interests of the Notes, voting together as a group, have made written request to the Indenture Trustee to institute the proceeding in respect of such Event of Default in its own name as Indenture Trustee;

•	the holder or holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request;

•	the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute the proceedings;

•	no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the voting interests of the Notes, voting together as a group; and

•	an Insurer Default shall have occurred and be continuing.

      In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of holders of the Notes, each representing less than a majority of the voting interests of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken.

      Waiver of Past Defaults.  If an Insurer Default shall have occurred and be continuing, holders of the Notes evidencing at least a majority of the voting interests of the Notes, voting together as a group, may waive any past Event of Default and its consequences except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision in the Indenture which cannot be modified or amended without the consent of the holder of each Note. In the case of any such waiver, the Trust, the Trustee and the holders of the Notes shall be restored to their former positions and rights under the Indenture, respectively; but no such waiver will extend to any subsequent or other default or impair any right consequent thereto. If no Insurer Default has occurred and is continuing, the Noteholders will not have the right to waive an Event of Default.

      Upon any waiver of a default, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

CERTAIN INFORMATION REGARDING THE SECURITIES

Net Collections

      As more fully described in the prospectus under “Certain Information Regarding the Securities — Payments on the Contracts” in the prospectus, all Net Collections of the Contracts will be deposited in or credited to the collection account.

      Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period, which include, among other things, payments in respect of the Contracts, interest earned on amounts on deposit in the collection account, certain Net Swap Receipts and any Advance made by the Master Servicer as described under “The Master Servicer — Advances” in the prospectus. The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under “— Distributions on the Notes”. Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to noteholders. Under the Note Policy, Financial Security will be obligated to provide for distribution on the Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on the Notes on the respective Final Scheduled Distribution Date.

      If the Notes are accelerated following an Event of Default, Net Collections, amounts paid under the Note Policy and amounts collected following the sale or liquidation of the property of the Trust, net of all reasonable expenses of sale, including reasonable attorney’s fees incurred by the Indenture Trustee, will be distributed in the priority described under “The Notes — Events of Default — Priority of Payments Upon the Acceleration of the Notes”.

Distributions on the Notes

      General. On or before the fifth Business Day prior to each Distribution Date, the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies a Distribution Date statement setting forth, among other things, the following amounts with respect to the related Due Period and that Distribution Date:

•	the amount of funds in the collection account allocable to collections on the Contracts in the related Due Period, excluding any Advances and repurchase amounts;

•	the amount required to repurchase Contracts repurchased by the Seller or the Master Servicer in respect of the related Due Period;

•	the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

•	the amount of Net Collections;

•	the Note Interest Distributable Amount;

•	the Note Principal Distributable Amount;

•	the amount on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom on such Distribution Date;

•	the amount of any Note Interest Carryover Shortfall and Note Principal Carryover Shortfall; and

•	the Servicing Fee.

      Deposits to the Distribution Accounts; Priority of Payments. The Master Servicer will allocate amounts on deposit in the collection account with respect to each Due Period and the related Distribution Date as described below and will instruct the Indenture Trustee to make the following deposits and distributions on that Distribution Date, unless otherwise noted, in the following amounts and order of priority, in each case after giving effect to all deposits and distributions of higher priority:

(1) to the Master Servicer, from Net Collections, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

(2) to the Swap Counterparty, from remaining Net Collections, the Net Swap Payment, which amount will be paid to the Swap Counterparty on the Business Day immediately preceding that Distribution Date;

(3) to the Indenture Trustee and the Owner Trustee, from remaining Net Collections, any accrued and unpaid trustees’ fees and administrative fees of the Trust;

(4) to the note distribution account, from remaining Net Collections, the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective interest rates;

(5) to the note distribution account, from remaining Net Collections, the Note Principal Distributable Amount, which amount includes, if that Distribution Date is a Final Scheduled Distribution Date, the remaining principal amount of the related class of Notes, to be distributed, first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3A Notes and the Class A-3B Notes on a pro rata basis, based upon their respective principal balances, until the principal amount of each of the Class A-3A Notes and the Class A-3B Notes has been reduced to zero and fourth to the holders of Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

(6) to the Swap Counterparty, from remaining Net Collections, any Swap Termination Payments owed to the Swap Counterparty not included in the calculation of the Net Swap Payment, which amount will be paid to the Swap Counterparty on the Business Day immediately preceding that Distribution Date;

(7) from remaining Net Collections, to Financial Security, any Unreimbursed Insurer Amounts; and

(8) in the event that the distributions described in clauses (1) through (7) above have been funded exclusively from Net Collections, any remaining Net Collections, which amounts are known as excess amounts, will be deposited into the Spread Account, until the amount on deposit equals the Specified Spread Account Balance, with any remaining excess amounts being distributed as described under “— Withdrawals from the Spread Account and Payments Under the Note Policy”.

      With respect to each Due Period and the related Distribution Date, Net Swap Receipts, if any, will be deposited into the collection account on the Business Day immediately preceding that Distribution Date. If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See “The Notes — Events of Default — Priority of Payments Upon the Acceleration of the Notes.”

Payment Priorities of the Notes; The Spread Account

      General. As set forth under “— Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments,” the rights of the holders of the certificates to receive distributions will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid the Servicing Fee, the Swap Counterparty, to the extent the Swap Counterparty has not received all amounts owed to it under the Interest Rate Swap Agreement, the Trustees, to the extent the Trustees and such other entities have not received all accrued and unpaid trustees’ fees and other administrative fees of the Trust payable to them, the holders of the Notes, to the extent that such holders have not received all unpaid principal and interest due on the Notes and Financial Security, to the extent of any Unreimbursed Insurer Amounts. Such priorities and subordination are intended to enhance the likelihood of timely receipt by holders of Notes of the full amount of interest and principal required to be paid to them, and to afford such holders of Notes limited protection against losses in respect of the Contracts.

      The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be affected both by the preferential right of the holders of the Notes to receive current distributions with respect to the Contracts and by the establishment of the Spread Account, which is a segregated trust account in the name of the Indenture Trustee. The Spread Account will be part of the Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all investments made with such deposits and earnings. The Spread Account will be created with an initial deposit in the amount of $33,000,000, which amount will equal 2.00% of the Cut-Off Date Aggregate Principal Balance. The Spread Account will thereafter be funded by the deposit therein of any excess amounts in respect of each Distribution Date, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance.

      Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Notes and Financial Security and those amounts will be invested in eligible investments acceptable to the Rating Agencies. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any investment losses will be charged to the Spread Account.

      Calculation of Specified Spread Account Balance. The Specified Spread Account Balance will be calculated as of each Calculation Day, and will equal 6.50% of the Aggregate Principal Balance on such Calculation Day. However, if on any Calculation Day (i) the Net Charge-Off Percentage on that date exceeds the levels set forth in the Sale and Servicing Agreement or (ii) the Delinquency Percentage for the three month period ending on that Calculation Day exceeds 2.50%, then the Specified Spread Account Balance shall equal 10.00% of the Aggregate Principal Balance on that Calculation Day, but only for so long as such Net Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day. Notwithstanding the foregoing, in no event will the Specified Spread Account Balance be greater than $165,000,000, or 10.00% of the Aggregate Principal Balance as of the Cut-Off Date, or less than $29,700,000; provided, however, under no circumstances will it be greater than the outstanding principal balance of the Notes. At no time after the Closing Date will the Seller, the Master Servicer, Financial Security or any other entity be required to deposit their own funds into the Spread Account.

      The Master Servicer may, from time to time after the date of this prospectus supplement, and with the approval of Financial Security, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the spread account is funded. If each Rating Agency delivers a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, without giving effect to the guaranty under the Note Policy of payments owing to the holders of the Notes, then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing

Agreement will accordingly be amended to reflect that new calculation without the consent of any noteholder.

Withdrawals from the Spread Account and Payments Under the Note Policy

      Simultaneously with the issuance of the Notes, Financial Security will deliver the Note Policy to the Indenture Trustee for the benefit of each holder of the Notes. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the holders of Notes the full and complete payment of (i) Scheduled Payments on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

      On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the note distribution account in respect of the related Due Period, the holders of the Notes will be entitled to receive that deficiency, including amounts necessary to reduce the outstanding principal balance of a given class of Notes to zero on the related Final Scheduled Distribution Date, first, from amounts on deposit in the Spread Account, and second, if those amounts are insufficient, from the payment of a claim under the Note Policy.

      If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date, after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date, is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, and then to the Seller, or such other holders of the certificates.

      Upon any distributions to Financial Security, the Seller or the Master Servicer, the holders of the Notes will have no further rights in, or claims to, such amounts. None of the holders of the Notes, the Indenture Trustee, the Owner Trustee, the Seller, the Master Servicer or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the holders of the Notes. The obligations of Financial Security under the Note Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

Termination

      The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and the Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, or (ii) the payment to the holders of the Notes and to the Swap Counterparty of all amounts required to be paid in respect of the Notes and the Interest Rate Swap Agreement pursuant to such agreements, whether as the result of an Optional Purchase or otherwise.

      The Indenture Trustee will give you written notice of termination at least 20 days prior to termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of dissolution of the Trust and after the Indenture Trustee has attempted to locate a holder of the Notes and such measures have failed, will be distributed to a charity designated by the Master Servicer.

CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.

      The following table sets forth the capitalization of Financial Security and its subsidiaries as of March 31, 2003 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

March 31, 2003

(in thousands)
(unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$904,700

Surplus Notes (long-term debt)	212,850

Minority Interest	55,268

Shareholder’s Equity:
Common Stock	15,000
Additional Paid-In Capital	813,863
Accumulated Other Comprehensive Income (net of deferred income taxes)	146,071
Accumulated Earnings	1,068,169

Total Shareholder’s Equity	2,043,103

Total Deferred Premium Revenue (net), Surplus Notes (long-term debt), Minority Interest and Shareholder’s Equity	$3,215,921

      For further information regarding Financial Security, see the documents incorporated by reference herein, described under “Incorporation By Reference”, and the prospectus and the documents incorporated therein by reference. Financial Security’s financial statements are included as exhibits to the annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd., or Holdings, and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding’s website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

THE SELLER

      WFSRC2 is a wholly owned, limited-purpose subsidiary of Westcorp, and was incorporated under the laws of the State of Nevada on June 28, 2000. The principal office of WFSRC2 is 444 East Warm Springs Road #116, Las Vegas, Nevada 89119. WFSRC2’s telephone number is (702) 407-4317.

      WFSRC2 was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a subsidiary of Westcorp. WFSRC2 has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning or holding a security interest in installment sales contracts and installment loans secured by vehicles.

      WFSRC2’s articles of incorporation limit the activities of WFSRC2 to the above purposes and to any activities incidental to and necessary for such purposes.

Breach of Representations and Warranties; Defective Contract Documentation

      In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract transferred by it to the Trust as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related obligors, and collision and comprehensive insurance coverage related to each financed vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last due date in the Due Period in which the repurchase occurs.

WFS

General

      WFS is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During six months ended June 30, 2003, WFS purchased approximately 83% of its contracts from the prime credit quality segment and 17% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the six months ended June 30, 2003, contracts for new and pre-owned vehicles represented 30% and 70%, respectively, of WFS’ volume of contracts purchased.

      WFS is an operating subsidiary of Western Financial Bank, a federally chartered savings association. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. At June 30, 2003, WFS had total assets of $10.2 billion, total liabilities of $9.5 billion and stockholders’ equity of $693 million. At June 30, 2003, WFS’ portfolio of contracts managed, net of dealer participation, totaled approximately $10.0 billion.

      WFS’ revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS’ major expense items.

      The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

Business Activities

      WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and pre-owned car dealers and the public. WFS currently conducts its operations through its principal office and 43 production offices nationwide.

Litigation

      WFS is a party to legal actions arising from its activities as an automobile finance company. Some of those actions purport to be brought as consumer class actions and seek money damages and rescission of contracts. None of those actions name any securitization trust which has acquired contracts originated by WFS. WFS is vigorously defending those actions and does not anticipate that any of those actions will have an effect upon its ability to perform its obligations as Master Servicer or will have an effect upon the Trust. See “Certain Legal Aspects of the Contracts — Repurchase Obligation” in the prospectus.

WESTCORP

      Westcorp is a financial services holding company whose principal subsidiaries are WFS and Western Financial Bank. Westcorp is registered with the Office of Thrift Supervision as a savings and loan association holding company. Through Western Financial Bank, Westcorp operates 18 retail bank branches located throughout Southern California, and provides commercial banking services in Southern California. Through WFS, Westcorp is one of the nation’s largest independent automobile finance companies.

      The principal executive offices of Westcorp are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

THE SWAP COUNTERPARTY

      The Swap Counterparty is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. The Swap Counterparty is a wholly-owned indirect subsidiary of Bank of America Corporation (the “Corporation”) and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of March 31, 2003, the Swap Counterparty had consolidated assets of $574 billion, consolidated deposits of $416 billion and shareholder’s equity of $49 billion based on regulatory accounting principles.

      The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

      Moody’s rates the Swap Counterparty’s long-term certificates of deposit as “Aal” and short-term certificates of deposit as “Prime-1”. Further information with respect to such ratings may be obtained from Moody’s. Standard & Poor’s rates the Swap Counterparty’s long-term certificates of deposit as “AA-” and its short-term certificates of deposit as “A-1+”. Further information with respect to such ratings may be obtained from Standard & Poor’s. Fitch, Inc. doing business as Fitch Ratings rates the Swap Counterparty’s long-term certificates of deposit as “AA” and its short-term certificates of deposit as “F1+”. Further information with respect to such ratings may be obtained from Fitch Ratings. No assurances can be given that the current ratings of the Swap Counterparty’s instruments will be maintained.

      The Swap Counterparty will provide copies of the most recent Annual Report on Form 10-K of the Corporation and the publicly available portion of the most recent quarterly Call Report of the Swap Counterparty delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

Bank of America Corporate Communications
Bank of America Corporate Center, 18th floor
Charlotte, North Carolina 28255
Attention: Corporate Communications

      The information contained in this section relates to and has been obtained from the Swap Counterparty. The information concerning the Corporation and the Swap Counterparty contained herein is furnished solely to provide limited introductory information regarding the Corporation and the Swap Counterparty and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

      The delivery of this prospectus supplement and the accompanying prospectus shall not create any implication that there has been no change in the affairs of the Corporation or the Swap Counterparty since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date.

ERISA CONSIDERATIONS

      Except as described below, the Notes may be purchased by, on behalf of or with plan assets of an employee benefit plan or an individual retirement account, each a plan, subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Persons investing in the Notes on behalf of or with plan assets of a plan will be deemed to represent that the purchase and holding of the Notes are eligible for exemptive relief under a prohibited transaction class exemption. For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

      The Notes may not be purchased with the assets of a plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs for such plan; or (c) is an employer maintaining or contributing to such plan.

UNDERWRITING

      Subject to certain conditions contained in an underwriting agreement among the underwriters named below, for whom Credit Suisse First Boston LLC is acting as representative, the Seller and WFS, the underwriters have agreed to severally purchase from the Seller, and the Seller has agreed to sell to the several underwriters, the respective principal amounts of each class of Notes as set forth opposite their names below:

	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3A	Class A-3B	Class A-4
Underwriter	Notes	Notes	Notes	Notes	Notes	Total

Credit Suisse First Boston LLC	$96,000,000	$122,000,000	$57,000,000	$107,000,000	$133,000,000	$515,000,000
Banc of America Securities LLC	58,000,000	81,000,000	47,000,000	85,000,000	99,000,000	370,000,000
Barclays Capital Inc.	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	25,000,000
Citigroup Global Markets Inc.	58,000,000	81,000,000	47,000,000	85,000,000	99,000,000	370,000,000
Deutsche Bank Securities Inc.	58,000,000	81,000,000	47,000,000	85,000,000	99,000,000	370,000,000

Total	$275,000,000	$370,000,000	$203,000,000	$367,000,000	$435,000,000	$1,650,000,000

      The Seller has been advised by the representative that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.

      After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

	Selling	Reallowance
Class	Concession	Discount

A-1 Notes	0.080%	0.065%
A-2 Notes	0.110%	0.080%
A-3A Notes	0.130%	0.100%
A-3B Notes	0.130%	0.100%
A-4 Notes	0.150%	0.120%

      The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to severally purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      The Seller and WFS have agreed to jointly and severally indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

      The representative of the underwriters has informed the Seller that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of Notes being offered hereby.

      Affiliates of each underwriter have provided commercial banking services from time to time to WFS and its affiliates. The underwriters have agreed to reimburse the Seller for a substantial portion of the expenses incurred by the Seller in connection with the public offering of the Notes. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the Indenture Trustee, but is not affiliated with the Seller, the Master Servicer or any of their respective affiliates.

      The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

      The closing of the sale of the Notes is conditioned on the issuance of the certificates.

      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

      We are not offering the Notes in any state where the offer of such securities is not permitted.

      Until November 3, 2003, all dealers that buy, sell or trade the Notes may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

LEGAL MATTERS

      Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters. Certain legal matters relating to the Note Policy will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security.

EXPERTS

      The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

      All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, or by WFSRC2, as registrant, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003), as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

GLOSSARY

      Additional defined terms used in this prospectus supplement are defined under “Glossary” in the prospectus. Terms defined in both the prospectus and the prospectus supplement have the meaning set forth in the prospectus supplement.

      “Aggregate Principal Balance” means the sum of the Principal Balances of the outstanding Contracts.

      “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

      “Chapter 13 Bankruptcy Proceeding” means a bankruptcy proceeding under Chapter 13 of the Bankruptcy Code.

      “Chapter 13 Contract” means a Contract with respect to which the related obligor is subject to a Chapter 13 Bankruptcy and is in compliance with a Chapter 13 Plan of Reorganization.

      “Chapter 13 Plan of Reorganization” means a plan of reorganization (as such plan may be modified with court approval) that has been approved by a court with jurisdiction over an obligor under a Contract in a Chapter 13 Bankruptcy Proceeding.

      “Contracts” means retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are transferred to the Trust and designed to provide funds for the payment of interest and principal on the Notes.

      “Cut-Off Date” is expected to be the close of business on August 27, 2003.

      “Cut-Off Date Aggregate Principal Balance” means $1,650,000,000.

      “Delinquency Percentage” means, with respect to any three month period, the average of the percentages of delinquent Contracts as of the end of each month in that period. The percentage of delinquent Contracts for each month shall be the percentage equivalent of a fraction. The numerator of that fraction will consist of the sum of (i) the Principal Balances of all outstanding Contracts 60 days or more delinquent, after taking into account permitted extensions, plus (ii) the Principal Balances of all Contracts in respect of which the related financed vehicles have been repossessed but have not been liquidated, to the extent the related Contracts are not otherwise reflected in clause (i) above. The denominator of that fraction will consist of the Aggregate Principal Balance.

      “Distribution Date” is a date on which a payment of principal or interest on the Notes will be made and will be each February 20, May 20, August 20 and November 20, beginning on November 20, 2003. If any of these days is not a Business Day, payment will be made on the next succeeding Business Day.

      “Due Period” means, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs — or in the case of the first Distribution Date, commencing the day after the Cut-Off Date — to the last day of the month immediately preceding the month in which that Distribution Date occurs.

      “Estimated Sale Value” means, with respect to a Repossessed Vehicle, the estimated sale value determined in good faith by the Master Servicer in accordance with its credit and collection policy as of the related Redemption Date.

      “Event of Default” means an event of default under the Indenture described under “The Notes — Events of Default”.

      “Final Scheduled Distribution Date” with respect to any class of Notes, will be the Distribution Date specified as such under “Summary of Terms — Important Dates — Final Scheduled Distribution Dates”.

      “Gross Charge-Off Amount” means, with respect to any Due Period, the aggregate of the following amounts: (i) the excess of the outstanding Principal Balances of all Repossessed Vehicle Contracts as to which the related Redemption Dates have occurred during the related Due Period over the aggregate

Estimated Sale Value of the related Repossessed Vehicles; (ii) the excess of the aggregate Estimated Sale Value of Repossessed Vehicles sold during such Due Period over the net sales proceeds of such Repossessed Vehicles; (iii) the outstanding Principal Balances of Contracts, other than Repossessed Vehicle Contracts and Chapter 13 Contracts, that have become 120 days past due during such Due Period; (iv) the amount by which the outstanding Principal Balances of Contracts that have become Chapter 13 Contracts during such Due Period have been reduced by the related Chapter 13 Plans of Reorganization and (v) the outstanding Principal Balances, as such balances have been previously reduced by the related Plans of Reorganizations, of Chapter 13 Contracts that are no longer in compliance with their Plans of Reorganization and are more than 120 days past due as of the last day of such Due Period.

      “Indenture” means the Indenture, dated as of August 1, 2003, between the Trust and the Indenture Trustee.

      “Indenture Trustee” means Deutsche Bank Trust Company Americas.

      “Insolvency Event” means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Trust, the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

      “Insurer Default” means, with respect to Financial Security, either failure to perform any of its obligations under the Note Policy, or certain events of bankruptcy, insolvency, receivership or liquidation.

      “Interest Period” means, with respect to any Distribution Date and (i) the Class A-1 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date and (ii) the Class A-2 Notes, the Class A-3A Notes, Class A-3B Notes and Class A-4 Notes, the period from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date.

      “Interest Rate Swap Agreement” means the interest rate swap agreement, dated August 28, 2003, between the Swap Counterparty and the Trust.

      “LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three months and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR determination date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous interest period. “Telerate Page 3750” is the display page designated as page 3750 by Moneyline Telerate Service (or any other page that replaces that page on that service for the purpose of displaying comparable name of rates). The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee.

      “LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Distribution Date and, as to each subsequent Distribution Date, the second London Business Day prior to the immediately preceding Distribution Date.

      “London Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

      “Master Servicer” means WFS Financial Inc or WFS.

      “Net Charge-Off Percentage” means, with respect to any Calculation Day in a Due Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the excess of the sum of the Gross Charge-Off Amounts accrued during that Due Period as of that Calculation Day and all prior Due Periods over the sum of Recoveries for that Due Period as of that Calculation Day and all prior Due Periods and (ii) the denominator of which is equal to the Cut-Off Date Aggregate Principal Balance.

      “Net Collections” means, with respect to any Distribution Date and the related Due Period, the sum of the following amounts collected or accrued by, or paid to, the Master Servicer or the Trust during that Due Period: (i) all payments on or in respect of the Contracts, including, without limitation, (a) prepayments, Net Liquidation Proceeds and net insurance proceeds and (b) amounts paid upon purchase or repurchase of Contracts, (ii) interest earned on amounts on deposit in the collection account, (iii) Net Swap Receipts excluding any Swap Termination Payments to the extent that such amounts have been, or will be, used to enter into a replacement interest rate swap agreement and (iv) any Advances that may be made by the Master Servicer. Net Collections will be net of (a) late payments in respect of which the Master Servicer has previously made an Advance, (b) reimbursement to the Master Servicer for nonrecoverable Advances and (c) reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the obligor.

      “Net Swap Payment” means any net amount owed by the Trust to the Swap Counterparty on any date such amount is due, including Swap Termination Payments, but only to the extent that such Swap Termination Payments result from (i) a failure of the Trust to pay the Swap Counterparty any amount due to it, (ii) the bankruptcy or insolvency of the Trust or (iii) an Event of Default resulting from an event described in clauses (1) or (2) under “The Notes — Events of Default” in the prospectus.

      “Net Swap Receipt” means net amounts owed by the Swap Counterparty to the Trust, if any, on any date any such amount is due, including any Swap Termination Payments.

      “Note Interest Carryover Shortfall” means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Note Interest Distributable Amount for that class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of such class of Notes on that preceding Distribution Date at the related interest rate for the related Interest Period.

      “Note Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall, if any, for such class of Notes for that Distribution Date.

      “Note Policy” means the financial guaranty insurance policy issued by Financial Security Assurance Inc. pursuant to the Insurance, Indemnity and Pledge Agreement dated as of August 1, 2003.

      “Note Principal Carryover Shortfall” means, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the note distribution account on that Distribution Date.

      “Note Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any Note Principal Carryover Shortfall, if any, for the immediately preceding Distribution Date; provided, however, that the

Note Principal Distributable Amount with respect to a class of Notes shall not exceed the outstanding principal amount of such class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the note distribution account on each Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related class of Notes to zero.

      “Note Quarterly Interest Distributable Amount” means, with respect to any Distribution Date, the interest due on the outstanding Notes for the related Interest Period. Interest will be calculated based on the outstanding principal amount of each class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date or if no interest has yet been paid, on the original principal amount of that class of Notes.

      “Note Quarterly Principal Distributable Amount” means, with respect to any Distribution Date, the amount by which the Aggregate Principal Balance as of the beginning of the related Due Period exceeds the Aggregate Principal Balance as of the end of such Due Period.

      “Notes” means one or more of the Class A-1 Notes, Class A-2 Notes, Class A-3A Notes, Class A-3B Notes and Class A-4 Notes representing the right to receive payments of principal and interest and issued by the WFS Financial 2003-3 Owner Trust.

      “Optional Purchase” means the exercise by WFSRC2 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date following the last day of a Due Period as of which the Aggregate Principal Balance is equal to or less than $165,000,000.

      “Owner Trustee” means Chase Manhattan Bank USA, National Association.

      “Rating Agency” means each of Moody’s and Standard & Poor’s.

      “Recoveries” means, with respect to any Due Period, the sum of (i) the excess of actual sales proceeds for Repossessed Vehicles sold during such Due Period over the sum of (a) the Estimated Sale Values of such Repossessed Vehicles and (b) any amounts required by law to be remitted to the related obligor and (ii) any insurance proceeds and other amounts received from the related obligors or otherwise in connection with Repossessed Vehicle Contracts, Chapter 13 Contracts and Contracts that have become 120 days past due.

      “Redemption Date” means, with respect to a Repossessed Vehicle Contract, the earlier of (i) the date the related Repossessed Vehicle is sold and (ii) the date 60 days (or longer if required by applicable law) from the date the related Repossessed Vehicle is repossessed.

      “Repossessed Vehicle” means the financed vehicle under a Repossessed Vehicle Contract.

      “Repossessed Vehicle Contract” means a Defaulted Contract for which the related financed vehicle has been repossessed by the Master Servicer.

      “Sale and Servicing Agreement” means the sale and servicing agreement, dated as of August 1, 2003, among the Seller, Westcorp, the Master Servicer and the Trust.

      “Scheduled Payments” means, with respect to any Distribution Date, payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount. Scheduled Payments will not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. If Financial Security does not so elect, the

Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to holders of the Notes because a notice and certificate in proper form was not timely received by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any Event of Default, or by reason of any deterioration of the creditworthiness of the Trust. Scheduled Payments shall also not include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any holder of the Notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of the Notes.

      “Seller” means WFS Receivables Corporation 2 or WFSRC2.

      “Specified Spread Account Balance” means the amount required to be on deposit in the Spread Account, calculated as described under “Certain Information Regarding the Securities — Payment Priorities of the Notes; The Spread Account — Calculation of Specified Spread Account Balance”.

      “Spread Account” means a segregated trust account in the name of the Indenture Trustee into which WFSRC2 will make an initial deposit of $33,000,000 on the Closing Date and into which the Indenture Trustee will make other deposits and from which it will take withdrawals as described in this prospectus supplement.

      “Statistical Calculation Date” means the close of business on July 21, 2003.

      “Swap Counterparty” means Bank of America, N.A., as the swap counterparty under the Interest Rate Swap Agreement.

      “Swap Termination Payments” means payments due to the Swap Counterparty by the Trust or to the Trust by the Swap Counterparty due to a termination of the Interest Rate Swap Agreement (i) pursuant to the occurrence of an event of default or termination event under the Interest Rate Swap Agreement; or (ii) as otherwise agreed between the parties to the Interest Rate Swap Agreement and consented to by the Insurer.

      “Trust” means the WFS Financial 2003-3 Owner Trust, a Delaware statutory trust, to which the Seller will sell the Contracts and which will issue the Notes.

      “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of August 28, 2003, among the Seller, the Owner Trustee and the Insurer.

      “Trustees” means the Indenture Trustee and the Owner Trustee.

      “Unreimbursed Insurer Amounts” means any unreimbursed fees, expenses or other amounts owing to Financial Security under the insurance agreement pursuant to which the note policy is issued.

Prospectus
Auto Receivable Backed Securities, Issuable in Series

 WFS Receivables Corporation 2

Seller
 WFS Financial Inc
Master Servicer

The Securities to be sold:

•	will be asset-backed notes issued from time to time in one or more series;

•	will be backed by one or more pools of automobile loans;

•	will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•	will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.

The Assets:

      The assets of each trust will consist of a pool of retail installment sales contracts secured by new or pre-owned automobiles or light duty trucks, and other assets specified in the applicable prospectus supplement.

      You should carefully review the risk factors beginning on page 9 of this prospectus as well as those in the related prospectus supplement.

      The securities are not obligations of WFS Receivables Corporation 2, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

      This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities, which prospectus supplement describes the amount, price and other terms of the securities being offered.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2003.

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or enhance information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.

      We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review and copy the registration statement at the following locations:

•	Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549

•	175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604

•	233 Broadway, New York, New York 10279

•	http://www.sec.gov.

      If you purchase securities, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the securities.

      You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

      We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

      Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.

      WFS, as master servicer, will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949) 727-1002. This prospectus may also be found at WFS’ website at www.wfsfinancial.com. The information contained in WFS’ website does not constitute part of this prospectus.

SUMMARY OF TERMS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

The Parties:

The Issuer	Each series of notes will be issued by a separate owner trust, each of which is referred to in this prospectus as a trust

Seller	WFS Receivables Corporation 2 or WFSRC2

Seller’s Addresses	444 East Warm Springs Road #116, Las Vegas, Nevada 89119

Seller’s Telephone Numbers	(702) 407-4317

Master Servicer	WFS Financial Inc or WFS

The Insurer	Financial Security Assurance, Inc. or Financial Security

Indenture Trustee	See the related prospectus supplement

Owner Trustee	See the related prospectus supplement

The Offered Securities:

We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes. You will find the following information about each class of securities in the related prospectus supplement:

• its principal amount;

• its interest rate, which may be fixed or variable or a combination;

• the timing, amount and priority or subordination of payments of principal and interest;

• the method for calculating the amount of principal and interest payments;

• its final scheduled distribution date;

• whether and when it may be redeemed prior to its final scheduled distribution date; and

• how losses on the assets of a trust are allocated among the classes of securities.

Some classes of securities may be entitled to:

• principal payments with disproportionate, nominal or no interest payments or

• interest payments with disproportionate, nominal or no principal payments.

The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.

Unless otherwise provided in the related prospectus supplement, you may purchase the securities only in book-entry form and will not receive your securities in definitive form.

The Notes	Each note will represent the right to receive payments of principal and interest as described in the related prospectus supplement. Payments will be made on distribution dates set forth in the related prospectus supplement.

The Trust Property:

General	The property of each trust will be described in the applicable prospectus supplement. In general, trust property will include:

• a pool of retail installment sales contracts and a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

• an insurance policy issued by Financial Security guaranteeing payments of interest and principal to be made to holders of one or more classes of insured notes;

• the funds in a spread account; and

• any other credit enhancement features designed to provide protection against losses on trust assets.

The related prospectus supplement will specify the credit or cashflow enhancements applicable to the notes offered by that prospectus supplement.

The Contracts:

The contracts will consist of	• retail installment sales contracts secured by new and pre-owned automobiles and light duty trucks purchased by WFS from new and pre-owned car dealers,

• retail installment loans secured by new and pre-owned automobiles and light duty trucks made by WFS to the obligors under those loans, and

• retail installment loans secured by new and pre-owned automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS,

Each of the above is referred to herein individually as a contract and collectively as the contracts, including in each case the right to receive the payments due thereon after the cut-off date specified in the related prospectus supplement.

The Note Policy	Financial Security will issue an insurance policy to the indenture trustee, known as the note policy, that will guarantee timely payment of interest and principal to the indenture trustee for the benefit of the holders of insured classes of notes.

The Spread Account	A spread account will be a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with either an initial cash deposit in the amount specified in the related prospectus supplement, or the delivery of a letter of credit in favor of the trust acceptable to Financial Security. On any distribution date upon which payments are to be made with respect to the notes issued by a trust, funds will be distributed to you to cover any shortfalls in interest and principal required to be paid on the notes first from the spread account, and then from a draw under the letter of credit for the spread account, if any. The funds in the spread account will be supplemented on each distribution date by any available funds in the collection account remaining after making all of the payments necessary on that distribution date. The funds in the spread account will be supplemented until they are at least equal to a certain amount or percentage described in the related prospectus supplement, which amount or percentage will, if so specified in the related prospectus supplement, depend upon the loss and delinquency rate triggers in the related sale and servicing agreement.

If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

• to Financial Security, to the extent of any unreimbursed amounts due to it,

• to WFSRC2 or any other party making the initial deposit to the spread account, whether by cash or by letter of credit, until it has received an amount equal to the spread account initial deposit and

• to the seller or any other holder of the certificates.

You will have no further rights to any excess cash paid to any of these entities.

Redemption of Securities and Repurchase of Contracts:

Optional Purchase	WFSRC2 may purchase all of the contracts transferred to a trust on any distribution date as of which the aggregate principal balance of the contracts transferred to the trust is equal to or less than an amount to be specified in the related prospectus supplement. If WFSRC2 exercises this option to purchase, known as an optional purchase, WFSRC2 will pay the trust an amount equal to the purchase price described in the related prospectus supplement.

Optional Redemption	If WFSRC2 purchases all of the contracts transferred to the trust pursuant to an optional purchase, WFSRC2 will pay the trust an amount equal to the repurchase price or purchase price, as specified in the related prospectus supplement.

Mandatory Redemption	The notes may be accelerated if an event of default has occurred and is continuing under the indenture. Except as otherwise provided in the related prospectus supplement, if an insurer default has occurred and is continuing and an event of default has occurred and is continuing, the indenture trustee may be permitted to accelerate the notes. Except as otherwise provided in the related prospectus supplement, if an event of default has occurred and is continuing but no insurer default has occurred and is continuing, Financial Security may have the right, in addition to its obligation to make payments on the notes in accordance with the terms of the note policy, but not the obligation, to elect to accelerate the notes. If the notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

Tax Status:

In the opinion of Mitchell Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

• the notes will be characterized as debt; and

• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA Considerations:

The notes are generally eligible for purchase by employee benefit plans and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of employee and other benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and also should consult with their legal advisors before purchasing notes.

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase any of the notes. You should also consider the risk factors set forth under the heading “Risk Factors” in the prospectus supplement.

Absence of a Secondary Market for the Notes Could Limit Your Ability to Resell the Notes

      The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters named in the related prospectus supplement expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

Prepayments on the Contracts Could Cause You to Be Paid Earlier Than You Expected, Which May Adversely Affect Your Yield to Maturity

      The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a note at a premium, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount and the note pays principal more slowly than you expected, your yield will be lower than you anticipated. The contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

Losses and Delinquencies on the Contracts May Differ From WFS’ Historical Loss and Delinquency Levels

      We cannot guarantee that the delinquency and loss levels of the contracts in the trust will correspond to the historical levels that WFS experienced on its loan and vehicle portfolio, including loans that have been sold but are still being serviced by WFS. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

•	changes in underwriting standards; or

•	changes in the local, regional or national economies.

Noteholders Have No Recourse Against WFS or the Seller for Losses

      There is no recourse against WFS or the seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by WFS, any seller or the applicable trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, the seller, the indenture trustee or the owner trustee.

Interests of Other Persons in Contracts and Financed Vehicles Could Reduce the Funds Available to Make Payments on the Notes

      Another person could acquire an interest in a contract that is superior to the trust’s interest in the contract because the master servicer will not segregate or mark the contract as belonging to the trust. Similarly, another person could acquire an interest in a financed vehicle that is superior to the trust’s interest in the financed vehicle such as by tax, repair or storage liens or by administrative error. If another person acquires an interest in a contract or a financed vehicle that is superior to the trust’s interest, the collections on the related contract will not be available to make payments on the notes.

GLOSSARY OF DEFINED TERMS

      A glossary containing the meaning of defined terms used in this prospectus begins on page 54 of this prospectus.

FORMATION OF THE TRUST

General

      The Seller will establish a Trust to issue each series of securities offered by this prospectus and the related prospectus supplement. Each Trust will be a Delaware statutory trust or a trust established under the laws of another state, as described in the related prospectus supplement. The Trust will be formed for the transaction described in this prospectus pursuant to a Trust Agreement. Unless otherwise specified in the related prospectus supplement, after its formation, each Trust may only engage in the following activities:

•	acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

•	issuing the Notes to investors (which may include affiliates of WFS and WFSRC2);

•	issuing certificates to the Seller or its affiliates;

•	making payments on the Notes and certificates issued by the Trust;

•	at its discretion, actively invest in United States Treasury securities that are not eligible investments for the purpose of realizing a gain on such investments; provided, however, that (i) a Trust may not invest more than $100,000 in such securities and (ii) the funds used to purchase such securities must not be subject to the lien of the Indenture; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

      On or before the date the Notes are initially issued, the Seller will establish the Trust, as described in greater detail in the related prospectus supplement, to which the Contracts will be sold. On or prior to the Closing Date, WFS will sell the Contracts to the Seller and the Seller will transfer and assign the Contracts to the Trust. The Trust will, also on the Closing Date, issue the Notes to the Seller. The Seller will sell the Notes being offered to the underwriters and the underwriters will distribute those Notes as described under the caption “Plan of Distribution” and in the related prospectus supplement under the caption “Underwriting”. The Seller will receive certificates representing its beneficial interest in the assets of the Trust. The certificates will be subordinated to the Notes.

      WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more subservicers as custodians. In order to protect the Trust’s ownership interest in the Contracts, the Trust’s interest in the Contracts will be perfected by filing UCC-1 financing statements in the applicable States to give notice of the Trust’s ownership of the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller or the Trust. See “Certain Legal Aspects of the Contracts”.

      Simultaneously with the issuance of the Notes, Financial Security will issue the Note Policy to the Indenture Trustee for the benefit of the holders of the Notes, except as otherwise set forth in the related prospectus supplement. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the related holders of each class of insured Notes full and complete payment of the Scheduled Payments for each Distribution Date. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the holders of the Notes, which lien cannot be executed upon until all required payments under the Note Policy have been made. Detailed information about the Note Policy and Financial Security are set forth under the headings “The Note Policy” and “Financial Security Assurance Inc.”

      On and after the Closing Date, the property of the Trust will consist primarily of:

•	Contracts secured by financed vehicles consisting of new or pre-owned automobiles and light duty trucks;

•	principal and interest due under the Contracts after the cut-off date to be specified in the prospectus supplement;

•	security interests in the financed vehicles;

•	the Note Policy;

•	amounts on deposit in the collection account, the note distribution account and the spread account, including all eligible investments made with those amounts and all income upon those eligible investments and all proceeds therefrom;

•	proceeds from claims under certain insurance policies in respect of individual financed vehicles or obligors under the Contracts;

•	rights as a third party beneficiary under a Sale and Servicing Agreement, among the Trust, the Seller and the Master Servicer; and

•	such other property described in the related prospectus supplement.

Possession of the Contracts and Other Trust Property

      Pursuant to the Indenture, the property of the Trust, other than the accounts and the Note Policy, will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and the insurer.

Credit or Cash Flow Enhancement

      The related prospectus supplement will specify the credit or cash flow enhancement, if any, for the Trust established for the related transaction. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a Spread Account;

•	overcollateralization (i.e., the amount by which the principal amount of the Contracts exceeds the principal amount of all of the Trust’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the Contracts over Servicing Fees, interest on the Trust’s securities and any amounts required to be deposited in any Spread Account);

•	a letter of credit or other credit facility;

•	a surety bond or insurance policy;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	other agreements with respect to third party payments or other support.

      Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The related prospectus supplement will describe the credit or cash flow enhancement, if any, and related limitations and exclusions applicable for securities issued by the Trust established for the related transaction. Credit or cash flow enhancements cannot guarantee that losses will not be incurred on the securities.

Possession of the Contracts and Other Trust Property

      Pursuant to the Indenture, the property of the Trust, other than the Note Distribution Account and, if the related series of Notes includes one or more classes of insured Notes, the Note Policy, will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and, if the related series of Notes includes one or more classes of insured Notes, the Insurer.

Repurchase of Contracts by the Master Servicer

      After the sale and assignment of the Contracts to the Trust, WFS as Master Servicer must repurchase Contracts only if:

(a) one of the following occur:

•	any representation or warranty made by WFS is incorrect;

•	WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts; or

•	WFS fails to maintain the Trust’s first priority perfected security interest in each Contract;

(b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

(c) that incorrectness or breach materially and adversely affects a Contract.

      See “The Master Servicer”.

Capitalization

      Each prospectus supplement will set forth details regarding the capitalization of the trust.

Interest Rate and Currency Swaps

      The Trust may include a derivative arrangement for any series or class of Notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement, including the priority of any payment due by the related Trust as a result of any such arrangement.

Prefunding Account

      The amount of Notes issued by a particular Trust may exceed the Aggregate Principal Balance of the Contracts sold to that Trust. If so, the difference will be placed in the prefunding account. The amounts in the prefunding account will be used to purchase additional Contracts by the Trust. The prefunding account will not exceed 25% of the principal amount of the Notes sold by a Trust. The related prospectus supplement will contain further details regarding the prefunding account, if any and the purchase of additional Contracts for a Trust with the funds in that account.

The Owner Trustee

      The Owner Trustee will have the rights and duties set forth in this prospectus under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”. Each prospectus supplement will contain further information regarding the Owner Trustee.

THE CONTRACTS POOL

      Each Contract to be transferred to a Trust will be a retail installment sales contract or installment loan originated by a new or pre-owned car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and pre-owned car dealers; however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies which loans are then sold to WFS. Each Contract is secured by a financed vehicle. Except as otherwise noted, all references herein to Contracts include installment loans.

      WFS will select the Contracts to be transferred to a Trust from its portfolio of fixed-interest rate contracts which are secured by new and pre-owned automobiles or light duty trucks. The Contracts will be underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78’s, or the simple interest or actual number of days method.

      Each prospectus supplement will set forth details regarding the percentage of Contracts which are Rule of 78’s Contracts and the percentage of Contracts which are Simple Interest Contracts. Each prospectus supplement also will contain details regarding the distribution of Contracts by annual percentage rate, the geographic concentration of the Contracts and the percentage of Contracts relating to new and pre-owned vehicles.

Underwriting Procedures Relating to the Contracts

      WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion in this prospectus regarding contracts is applicable to those Contracts to be transferred to a Trust and none of those contracts will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors’ ability to make payments under their contracts.

      Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer’s cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For pre-owned vehicles, the amount financed does not exceed the wholesale “blue book” value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

      Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on a simple interest basis, or otherwise on the basis of the sum of the digits, also known as the Rule of 78’s. WFS does not have minimum maturity requirements; however, contracts with maturities of less than three years are seldom purchased or made due to low customer demand.

      The underwriting process begins when an application is faxed to WFS’ centralized data entry center. WFS’ data entry group enters the applicant information into its front-end underwriting computer system. Once the application has been entered, the computer system automatically obtains credit bureau information on the applicant which is then routed through one of WFS’ multiple proprietary credit scorecards.

      WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system highlights certain aspects of the credit application which have historically impacted the creditworthiness of the borrowers.

      Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS’ risked-based criteria. Credit analysts review the information, structure and price of an application and make a determination whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst’s lending levels and approval authorities are established based on the individual’s credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

      Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS’ credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term, or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS’ credit policy.

      If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer’s proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

      Under the direction of WFS’ credit pricing committee, the chief credit officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the contracts. WFS’ internal quality control group reviews contracts on a statistical sampling basis to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.

      Contracts purchased from independent auto finance companies are fully underwritten by WFS in the same manner and using the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS or the Seller in the Sale and Servicing Agreement to the related Trust.

Servicing of Contracts

      WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage and repossessing and selling collateral when necessary.

      WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event an obligor has failed to notify WFS of an address change. Approximately 15 days before a borrower’s payment is due, WFS mails a billing statement directing the borrower to mail payments to WFS’ lockbox address. Payments received in the mail or through WFS’ offices are processed by WFS’ remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. WFS’ customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

      WFS’ fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS’ automated dialers or to WFS’ collection centers throughout the country. Obligors who are past due initially receive a call from a collector queued by WFS’ automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS’ systems also track delinquencies and chargeoffs, monitor the performance of WFS’ collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS’ imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrites contracts.

      If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS’ custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.

POOL FACTORS AND TRADING INFORMATION

      The note pool factor for each class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes. Each note pool factor will be initially 1.000000 and will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes will be the product of (i) the original denomination of such noteholder’s Note and (ii) the applicable note pool factor at the time of determination.

      The noteholders will receive reports on or about each distribution date concerning payments received on the Contracts, the Aggregate Principal Balance, each note pool factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities — Statements to Noteholders”.

THE NOTES

General

      Each Trust will issue one or more classes of Notes pursuant to the terms of an Indenture between the Trust and the Indenture Trustee. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office set forth in the related prospectus supplement. The following summary and the information contained under “Certain Information Regarding the Securities” describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

Payments of Interest and Principal

      The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments of principal and interest on each class of Notes of a given series, including the final scheduled Distribution Date for each class of Notes. In particular, interest and/or principal may be paid at different intervals, monthly, quarterly, or semiannually. Interest may be payable on either a fixed or floating rate basis. As set forth in the related prospectus supplement, the rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of that series. The rights of holders of subordinated Notes will be subordinated to the rights of each class of more senior Notes.

Optional Purchase

      Each class of outstanding Notes may be subject to redemption on terms set forth in the applicable prospectus supplement. On any Distribution Date following the last day of a Due Period as of which the Aggregate Principal Balance of the Contracts owned by the Trust is equal to or less than an amount to be specified in the applicable prospectus supplement, WFSRC2 may purchase from the Trust all of the Contracts then outstanding, without payment of a repurchase premium, at a price to be specified in the related prospectus supplement.

The Indenture Trustee

      The Indenture Trustee will have the rights and duties set forth under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”. Each prospectus supplement will contain further information regarding the Indenture Trustee.

Events of Default

      With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, events of default under each Indenture will occur if:

(1) the Trust fails to pay any interest on the Notes of any class within 5 days after the interest payment becomes due and payable, without taking into account the effect of any payment under the Note Policy;

(2) the Trust fails to pay any principal of the Notes of any class when it becomes due and payable, without taking into account the effect of any payment under the Note Policy;

(3) the Indenture Trustee notifies the Trust, or if the holders of Notes evidencing at least 25% of the voting interests of all the Notes, voting together as group, notifies the Trust or the Indenture Trustee, or if Financial Security notifies WFS as Master Servicer that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

•	the Trust fails to observe or perform any covenant or agreement it made in the Indenture; or

•	any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made; or

(4) a Trust Insolvency.

CERTAIN INFORMATION REGARDING THE SECURITIES

General

      The related prospectus supplement will describe as to each class of Notes to be issued pursuant to that prospectus supplement and this prospectus:

•	the timing, amount and priority of payments of principal and interest on each class of the Notes,

•	the interest rate on each class of Notes or the formula for determining the interest rate,

•	the method of determining the amount of the principal payment on the Notes, and

•	the priority of the application of the Trust’s available funds to its expenses and payments on the Notes.

      The rights of any class of Notes to receive payments may be senior or subordinate to other classes of Notes, as more fully described in the related prospectus supplement. A Note may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments,

•	interest payments with disproportionate, nominal or no principal payments or

•	residual cash flow remaining after all other classes have been paid.

      Interest rates may be fixed or floating. The prospectus supplement will describe the circumstances and the price under which the Notes may be redeemed. The aggregate initial principal amount of the Notes issued by a Trust may be greater than, equal to or less than the initial Aggregate Principal Balance as of the date set forth in the related prospectus supplement.

      Payments of principal and interest on any class of Notes will be made on a pro rata basis among all the noteholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the Notes of that class will receive a pro rata share of the amount available for that class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates, as set forth in the related prospectus supplement.

Fixed Rate Notes

      Each class of Notes entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate Notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate Notes may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Notes

      Each class of floating rate Notes will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Under no circumstances will the interest rate on any class of Notes exceed the maximum rate permitted by law.

      The base rate of interest for each class of floating rate Notes will be based on a London interbank offered rate, commercial paper rate, Federal funds rate, United States government treasury securities rate, negotiable certificates of deposit rate or another rate set forth in the related prospectus supplement.

      A class of floating rate Notes may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate Notes, the interest rate applicable to any class of floating rate Notes will in no event be higher than the maximum rate permitted by applicable law and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

      Each Trust issuing floating rate Notes may appoint a calculation agent to calculate interest rates on each class of its floating rate Notes. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate Notes, which may be either the Owner Trustee or Indenture Trustee with respect to the related Trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate Notes. All percentages resulting from any calculation of the rate of interest on a class of floating rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

      The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except as otherwise described in the related prospectus supplement or in this prospectus, each class of Notes offered through this prospectus and the related prospectus supplement will initially be represented by one or more certificates registered in the name of Cede, the nominee of The Depository Trust Company, or DTC. The Notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of Notes issued in book-entry form. If a class of Notes is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, an owner of Notes will not be entitled to receive a physical certificate representing your interest in the Notes of that class. Beneficial owners will not be recognized by the indenture trustee as “noteholders,” as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of noteholders indirectly through DTC and its participants, as further described below.

      If a class of Notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of Notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders of that class of Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of Notes, for distribution to noteholders of that class of Notes in accordance with DTC’s procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

      Any Notes of a given Trust owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Indenture, Trust Agreement or Sale and Servicing Agreement, except that, unless the Seller and its affiliates own the entire class, such Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

      The prospectus supplement will specify whether the holders of the Notes of the Trust may hold their respective Notes as book-entry securities.

      To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Notes may be held through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Except as required by law, none of the Administrator, if any, the applicable Owner Trustee or the applicable Indenture Trustee, the Seller, the Master Servicer or Financial Security, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the Notes of any Trust held by DTC’s nominee, DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

      Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the preceding Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

      The noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or noteholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only “noteholder” will be DTC’s nominee. Noteholders will not be recognized by the applicable trustee as “noteholders” and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal and interest on the Notes. Participants and indirect participants with which noteholders have accounts with respect to their respective Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective noteholders. Accordingly, although noteholders will not possess their respective Notes, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these Notes, may be limited due to the lack of a physical certificate for these Notes.

      Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede’s consenting or voting rights to those participants to whose accounts the related Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

      DTC will advise the related administrator of each Trust that it will take any action permitted to be taken by a noteholder under the related Indenture, Trust Agreement or Sale and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

      Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

      The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of Notes), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of Notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank, S.A./ N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Definitive Securities

      Physical certificates known as Definitive Securities representing any class of Notes not held in book-entry form will be issued to the related beneficial owners rather than to DTC, only if:

•	DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Notes, and neither the Indenture Trustee nor the administrator is able to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system with respect to the related Notes through DTC;

•	after an Event of Default, holders of the Notes evidencing at least a majority of the voting interests of the Notes, voting together as a group, advise the Indenture Trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the holders of the Notes; or

•	the class of Notes is retained by the Seller or an affiliate of the Seller and the issuer elects not to utilize DTC.

      Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify the related beneficial owners, through participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates representing all Notes of any affected class and the receipt of instructions for re-registration, such trustee will issue Definitive Securities to the related owners, who thereupon will become noteholders for all purposes of the Indenture or the Trust Agreement, respectively.

      Distributions on the Definitive Securities will be made by the Indenture Trustee directly to holders of such Definitive Securities in accordance with the procedures described herein and to be set forth in the Indenture. Interest payments and any principal payments on the Notes on each Distribution Date will be made to holders in whose names the Definitive Securities were registered at the close of business on the record date with respect to such Distribution Date. Unless otherwise specified in the related prospectus supplement, distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Indenture. The final payment on any Notes, whether Definitive Securities or Notes registered in the name of Cede, however, will be made only upon presentation and surrender of such Notes at the office or agency specified in the notice of final distribution to noteholders. The Indenture Trustee will mail such notice to registered holders of the Notes within five business days of receipt from the Master Servicer of notice of termination of the Trust.

      Definitive Securities will be transferable and exchangeable at the offices of the Indenture Trustee, or any security registrar appointed by the Indenture Trustee, as will be set forth in the Indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Payments on the Contracts

      All Net Collections on or in respect of the Contracts will be deposited in or credited to the collection account. Net Collections will include all payments received by the Master Servicer on or in respect of the Contracts after the cut-off date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for nonrecoverable Advances. Net Collections will generally include:

(a) prepayments, net liquidation proceeds and net insurance proceeds;

(b) any amounts deposited in the collection account by:

•	the Seller to purchase Contracts, including the Principal Balances of Contracts repurchased in connection with an Optional Purchase, or

•	the Master Servicer to purchase Contracts; and

(c) any Advances that may be made by the Master Servicer in respect of delinquent Contracts.

      Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on eligible investments and any Advance made by the Master Servicer as described under “The Master Servicer — Advances”. The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under “Certain Information Regarding the Securities — Distributions on the Notes”. Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to holders of the Notes. Except as otherwise described in the related prospectus supplement, under the Note Policy, Financial Security will be obligated to provide for distribution on the Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on each class of Notes on its final scheduled Distribution Date.

The Accounts and Eligible Investments

      General. All Net Collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the collection account. All amounts paid under the Note Policy will be deposited in or credited to the collection account. On each Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the collection account with respect to such Distribution Date to the note distribution account. All payments to holders of the Notes will be made from the note distribution account.

      The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period to be deposited in or credited to the collection account to be established by the Master Servicer under the Sale and Servicing Agreement. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and reimbursements to it for nonrecoverable Advances. The collection account may, upon prior written approval of Financial Security, be an uninsured general ledger account or a deposit account at Western Financial Bank, which owns the majority of the outstanding stock of WFS. Funds in the collection account will be invested in a reinvestment contract under which Western Financial Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the reinvestment contract is an eligible investment as described below. The reinvestment earnings on the reinvestment contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Due Period. If the reinvestment contract does not qualify as an eligible investment, the Indenture Trustee shall invest the funds on deposit in the collection account in one or more other eligible investments. Payments under the reinvestment contract will be deposited in the collection account no later than the Business Day immediately preceding each Distribution Date.

      If a Servicer Default has occurred and is continuing, funds in the collection account eligible to be invested in eligible investments will be invested at the direction of the Indenture Trustee. Eligible investments will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of the rating agencies as being consistent with their then-current ratings of the

Notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

      Note Distribution Account. The Master Servicer will establish and maintain an account known as the note distribution account with the Indenture Trustee in the name of the Indenture Trustee on behalf of the holders of the Notes in which amounts released from the collection account for distribution to holders of the Notes will be deposited and from which all distributions to holders of the Notes will be made.

Distributions on the Notes

      Beginning on the Distribution Date specified in the applicable prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of Notes entitled thereto will be made by the applicable Indenture Trustee to the holders of the Notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Notes and the effect of subordination of any subordinated Notes will be set forth in the applicable prospectus supplement.

      With respect to each Trust, on each Distribution Date, collections on the Contracts will be withdrawn from the collection account and will be paid to the holders of the Notes to the extent provided in the applicable prospectus supplement. Credit enhancement, including the Note Policy and amounts on deposit in the Spread Account, will be available to cover any shortfalls in the amount available for payment to the holders of the Notes on that date to the extent specified in the applicable prospectus supplement. As more fully described in the related prospectus supplement:

1. payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class; and

2. payments in respect of one or more classes of Notes may be subordinated to payments in respect of one or more other classes of Notes of the same series or any other series.

Payment Priorities of the Notes; The Spread Account

      General. The rights of the noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees and the Trustees, to the extent the Trustees and such other entities have not received all trust fees and expenses payable to them. In addition, certain classes of Notes may be subordinated in the manner set forth under “— Distributions on the Notes”. The subordination of certain classes of Notes, if any, is intended to enhance the likelihood of timely receipt by holders of classes of Notes with a greater seniority of the full amount of interest and principal required to be paid to them, and to afford such noteholders limited protection against losses in respect of the Contracts.

      The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the right of the holders of the Notes to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee, or the Spread Account. A Spread Account will be property of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all eligible investments made with such deposits and earnings. The Spread Account will be created with either an initial cash deposit or the delivery of a letter of credit in favor of the Trust acceptable to Financial Security and the rating agencies. The Spread Account will thereafter be funded by the deposit therein of any amounts in respect of each Distribution Date not required to be paid to any other party, until the amount on deposit in the Spread Account is at least equal to the specified Spread Account balance.

      Amounts held from time to time in the Spread Account will be invested in eligible investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

      Calculation of Specified Spread Account Balance. The specified Spread Account balance is the amount which must be on deposit in the Spread Account at any time for the Spread Account to be fully funded and will be calculated as described in the related prospectus supplement. As funds are deposited into the Spread Account, the amount available under the letter of credit in respect of the Spread Account will be reduced to the extent that the sum of the amount on deposit in the Spread Account and the amount of the letter of credit exceeds the specified Spread Account balance.

Withdrawals from the Spread Account

      Amounts held from time to time in the Spread Account will be held for the benefit of the noteholders and Financial Security. On each Distribution Date, funds will be withdrawn from the Spread Account in the manner described in the related prospectus supplement.

      If on the last day of any month or on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the order specified in the applicable prospectus supplement. You will have no further rights to any excess cash paid to any of these entities.

      Upon any distributions to Financial Security or the Seller the holders of the Notes will have no further rights in, or claims to, such amounts. None of the noteholders, the Indenture Trustee, the Owner Trustee, the Master Servicer, the Seller, or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the noteholders. The obligations of Financial Security under the Note Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

Payments from the Spread Account and Under the Note Policy

      On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the note distribution account, the holders of Notes will be entitled to receive that deficiency, including amounts necessary to reduce the outstanding principal balance of a given class of Notes to zero on the related final scheduled Distribution Date, first, from amounts on deposit in the Spread Account, and if those amounts are insufficient, then from the payment of a claim under the Note Policy.

Statements to Noteholders

      On or prior to each Distribution Date, you will be provided with a statement to noteholders prepared by the Master Servicer setting forth with respect to that Distribution Date or related Due Period, as applicable, among other things, the following information:

(i) the amount of the noteholder’s distribution allocable to principal, stated separately for each class of Notes;

(ii) the amount of the noteholder’s distribution allocable to interest, stated separately for each class of Notes;

(iii) the Aggregate Principal Balance as of the close of business on the last day of the related Due Period;

(iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Due Period;

(v) the amount of any Note Interest Carryover Shortfall and Note Principal Carryover Shortfall on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

(vi) the note pool factor for each class of Notes as of that Distribution Date; and

(vii) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date.

      Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by owners of Notes by a request in writing addressed to the Indenture Trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a noteholder, a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such holder’s preparation of federal income tax returns. See “Federal and California Income Tax Consequences.”

Evidence as to Compliance

      The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year, or since the Closing Date in the case of the first such statement, with certain standards relating to the servicing of the Contracts.

      The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, or since the Closing Date in the case of the first such certificate, or, if there has been a default in the fulfillment of any such obligation, describing each such default.

      Copies of those statements and certificates may be obtained by noteholders by a request in writing addressed to the Indenture Trustee at its corporate trust office.

      The Indenture. The Trust will be required to file annually with the Indenture Trustee and Financial Security a written statement as to the fulfillment of its obligations under the Indenture.

      The Indenture Trustee will be required to mail each year to all related noteholders a brief report relating to, among other things:

•	its eligibility and qualification to continue as Indenture Trustee under the Indenture;

•	any amounts advanced by it under the Indenture;

•	the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

•	the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

•	any action taken by it that materially affects the Notes and that has not been previously reported.

Certain Matters Regarding the Master Servicer

      Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer’s performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer’s servicing obligations and duties under the Sale and Servicing Agreement and (ii) the rating agencies confirm that the selection of such successor Master Servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.

      Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the collection account. Any indemnification or reimbursement could reduce the amount otherwise available for distribution to noteholders.

      Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer’s obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

Servicer Default

      Except as otherwise provided in the related prospectus supplement, “Servicer Defaults” under each Sale and Servicing Agreement will consist of:

(a) a claim being made under the Note Policy;

(b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three Business Days after the Master Servicer receives written notice from the Indenture Trustee, the Owner Trustee or Financial Security or after the Master Servicer discovers such failure:

•	the collection account,

•	the note distribution account or the account established to distribute monies to the certificateholders, or

•	the Spread Account;

(c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or Financial Security certain reports required by the Sale and Servicing Agreement by, except as otherwise provided in the related prospectus supplement, the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

(d) any failure by the Master Servicer or the Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of holders of the Notes, Financial Security, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

•	the Master Servicer or the Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or Financial Security, or

•	to the Master Servicer, or the Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by:

•	holders of Notes evidencing at least 25% of the voting interests of the Notes, voting together as a group, or

•	so long as a default under the Note Policy has not occurred or is not continuing and no insolvency of Financial Security has occurred, by Financial Security;

(e) an Insolvency Event occurs with respect to the Seller or the Master Servicer; and

(f) any material breach of any of the representations and warranties of the Master Servicer or the Seller, except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer, that has a material adverse effect on the holders of Notes and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by:

•	the Indenture Trustee or the Owner Trustee,

•	by holders of Notes evidencing at least 25% of the voting interests thereof, voting together as a group, or

•	so long as no default under the Note Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security.

Rights Upon Servicer Default

      Except as otherwise provided in the related prospectus supplement, as long as a Servicer Default remains unremedied, the Indenture Trustee, Financial Security or holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a group, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Financial Security, or the holders of the Notes from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

      So long as Financial Security is not in default under the Note Policy it may direct the actions of the Indenture Trustee upon an Event of Default.

Waiver of Past Defaults

      The holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a group, may, on behalf of all holders of the Notes, with the consent of Financial Security, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A Servicer Default, however, caused by the failure to make any required deposits to or payments from the collection account, the Spread Account or the note distribution account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each noteholder affected thereby, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the noteholders’ rights with respect to subsequent Servicer Defaults.

Voting Interests

      The “voting interests” of the Notes of a class or classes will be allocated among the noteholders or related owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each class or classes represented thereby; except that in certain circumstances Notes held by the Seller, WFS or any of their respective affiliates will be excluded from such determination.

Amendment

      Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of Financial Security but without the consent of the noteholders to:

•	cure any ambiguity,

•	correct or supplement any provision therein which may be inconsistent with any other provision therein,

•	add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof,

•	add or provide for any credit enhancement for any class of Notes, or

•	permit certain changes with respect to the specified Spread Account balance.

      The requirements that must be met to make the above listed amendments are:

(a) that any amendment will not, in the opinion of counsel satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any noteholder, and

(b) that in the case of a change with respect to the specified Spread Account balance or the addition or provision of additional credit enhancement:

•	each of the Owner Trustee, the Indenture Trustee and Financial Security receives a letter from Standard & Poor’s, if it has rated the Notes, which effectively states that its then-current rating on each class of Notes will not be qualified, reduced or withdrawn due to that amendment, and

•	the Master Servicer provides Moody’s, if it has rated the Notes, notice of such amendment.

      The Sale and Servicing Agreement may also be amended with the consent of the holders of Notes evidencing at least 66 2/3% of the voting interests thereof, voting together as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes, or the specified Spread Account balance or the manner in which the Spread Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment, without the consent of Financial Security, the Swap Counterparty, if any, and the holders of all of the relevant classes of securities.

      Amendment of the Trust Agreement. The Trust Agreement may be amended, with the consent of the insurer but without the consent of the noteholders, to:

•	cure any ambiguity,

•	correct or supplement any provision which may be inconsistent with any other provision, or

•	add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

      The Trust Agreement may also be amended with the consent of the insurer, holders of 66 2/3% of the certificate percentage interest and, if the amendment adversely affects the noteholders, holders of Notes evidencing at least 66 2/3% of the respective voting interests thereof, voting together as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the certificates and the Notes, or any interest rate or the manner in which interest is calculated or (ii) reduce the aforesaid percentage of the certificate percentage interest or the voting interests of which the holders of any class of Notes are required to consent to any such amendment, without the consent of Financial Security, the Swap Counterparty, if any, the certificate holders and the holders of all of the relevant class of Notes.

      Amendment of the Indenture. The Trust and the Indenture Trustee, on behalf of the Trust, may, without the consent of the noteholders but with the consent of Financial Security, enter into one or more supplemental Indentures for any of the following purposes:

(i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

(ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

(iii) to add additional covenants for the benefit of the related noteholders or to surrender any rights or powers conferred upon the Trust;

(iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental Indenture which may be inconsistent with any other provision in the Indenture, any supplemental Indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any noteholder;

(vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

(viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder unless such noteholder’s consent is otherwise obtained as described below.

      The Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon the request of the Trust, and with (i) prior notice to each Rating Agency, (ii) Financial Security and (iii) the consent of the holders of Notes evidencing not less than 66 2/3% of the voting interests thereof, voting together as a group, may enter into an indenture or indentures supplemental for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture.

      Notwithstanding the foregoing, without the consent of the holder of each outstanding Note affected thereby, no supplemental Indenture may:

•	change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon, or the method by which such interest or principal is calculated, or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

•	reduce the percentage of the voting interests of any such Notes, the consent of the holders of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, the Master Servicer or any of their respective affiliates;

•	reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•	decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Indenture Trustee, result in the creation of a new security.

List of Noteholders

      Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all noteholders maintained by such Indenture Trustee for the purpose of communicating with the other noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

      Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of noteholders.

No Bankruptcy Proceedings

      The Trust Agreement will provide that the Owner Trustee, and the Indenture will provide that the Indenture Trustee and each noteholder agree that they will not at any time institute, or join in any institution against, the Trust, or the Seller, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.

Termination

      The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreement whether upon an Optional Purchase or otherwise and (iii) the occurrence of the event described below.

      The Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

The Trustees

      Each of the Owner Trustee and the Indenture Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor. The administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as a trustee under each Trust Agreement or Indenture, as the case may be. In such event, the administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

      Each Trustee and any of its affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the administrator and the Owner Trustee or Indenture Trustee acting jointly, or in some instances, the Owner Trustee and Indenture Trustee acting without the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected Trustee by the Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that Trustee.

      Each Indenture will provide that the related Trust will, or will cause the administrator, to pay reasonable compensation to the Indenture Trustee and reimburse the Indenture Trustee for all reasonable out-of-pocket expenses. Each Trust Agreement will provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence, other than by reason of a breach of any of its representations or warranties set forth in such agreement. The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the administrator for any loss, liability or expense incurred by it not resulting from its own willful misconduct, negligence or bad faith.

Duties of the Trustees

      No Trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes, other than the execution and authentication thereof by the Indenture Trustee, or of any Contracts or related documents. No Trustee will be accountable for the use or application by the Seller or the Master Servicer of any funds paid to the Seller or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the collection account. The Trustees will not independently verify the existence or characteristics of the Contracts. If an Event of Default or Servicer Default has not occurred or is not continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

      No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the noteholders, unless those noteholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate Trustee written notice of default and (i) the default arises from the Master Servicer’s failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a group, have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

Covenants of the Trust under the Indenture

      Under each Indenture, the related Trust will not, among other things:

•	except as expressly permitted by the Indenture, Sale and Servicing Agreement, the Trust Agreement and other transaction documents, sell, transfer, exchange or otherwise dispose of any of the property of the Trust;

•	claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes, other than amounts properly withheld from such payments under the Internal Revenue Code, or applicable state law, or assert any claim against any present or former noteholder by reason of the payment of the taxes levied or assessed upon the Trust;

•	permit the validity or effectiveness of the Indenture to be impaired;

•	permit the lien created by the Indenture to be amended, hypothecated, subordinated, terminated or discharged;

•	permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than, in the case of a series of Notes that includes one or more classes of insured Notes, the lien of the Indenture or the lien in favor of the insurer created by the insurance agreement, to be created on or extend to or otherwise arise upon or burden the property of the Trust or any interest in that property or the proceeds of the property, other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a financed vehicle and arising solely as a result of an action or omission of the related obligor;

•	permit the lien created by the Indenture not to constitute a valid first priority, security interest in the property of the Trust, other than with respect to any such tax, mechanics’ or other lien;

•	amend, modify or fail to comply with the provisions of the Indenture, Sale and Servicing Agreement, the Trust Agreement and other transaction documents, except where the Indenture, Sale and Servicing Agreement, the Trust Agreement or other transaction document, as the case may be, allows for amendment or modification; or

•	dissolve or liquidate in whole or in part.

Administration Agreement

      Westcorp, in its capacity as administrator, will enter into an administration agreement, with the Trust, the Seller and the Indenture Trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which fee will be paid by the Seller and not from the proceeds of the Contracts or other assets of the Trust.

Prepayment Considerations

      Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts, including prepayments, liquidations, the exercise of the Optional Purchase by the Seller and repurchases of Contracts by the Seller or the Master Servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default, the final distribution on each class of Notes is likely to occur earlier than the related final scheduled Distribution Date. The right of the Seller to repurchase all of the Contracts upon certain events is described under “— Termination” and “The Master Servicer,” and the right of WFSRC2 to repurchase Contracts is described under “The Notes — Optional Purchase”.

      The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments, including certain partial prepayments not designated as advance payments by the obligor on the related Contract, can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS’ then-current underwriting standards. Partial prepayments will affect the average lives of the Contracts because those partial prepayments will be passed through to holders of the Notes on the Distribution Date following the Due Period in which they are received. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to holders of the Notes will be borne entirely by the holders of the Notes.

      Purchases by the Seller of Contracts because of certain defects in contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of holders of the Notes, the Indenture Trustee, the Owner Trustee or Financial Security, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average lives of the Contracts and the Notes. Any reduction in the average lives of the related Notes will reduce the aggregate amount of interest received by the holders of those Notes over the lives of those Notes.

THE NOTE POLICY

      The following summary of the terms of the Note Policy does not purport to be complete. You should review the summary along with the Note Policy, which is included as an exhibit to the registration statement of which this prospectus is a part, for complete information. The following summary does, however, describe the material terms of the Note Policy as it relates to insured classes of Notes.

      On each Closing Date, Financial Security will issue the Note Policy to the Indenture Trustee pursuant to the insurance, indemnity and pledge agreement, or the insurance agreement, among Financial Security, the Trust, the Seller, Deutsche Bank Trust Company Americas, as collateral agent for Financial Security, Westcorp and WFS. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the holders of the insured classes of Notes the full and complete payment of (i) Scheduled Payments on the insured classes of Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

      Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following receipt by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the insured classes of Notes.

Other Terms of the Note Policy

      If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, Financial Security shall cause such payment to be made on the later of:

(a) the date when due to be paid pursuant to the order referred to below or

(b) the first to occur of:

(i) the fourth Business Day following receipt by Financial Security from the Indenture Trustee of:

(A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Notes is required to return principal or interest paid on the Notes during the term of the Note Policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law,

(B) a certificate of the holder of the Notes that the order has been entered and is not subject to any stay and

(C) an assignment duly executed and delivered by such holder of the Notes, in such form as is reasonably required by Financial Security and provided to such holder of the Notes by Financial Security, irrevocably assigning to Financial Security all rights and claims of such holder of the Notes relating to or arising under the related class of Notes, against the debtor which made such preference payments or otherwise with respect to such preference payment, or

(ii) the date of receipt by Financial Security from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of receipt, Financial Security shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice.

      Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Indenture Trustee or any noteholder directly, unless a holder of the Notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order in which case such payment shall be disbursed to the related trustee for distribution to such noteholder upon proof of such payment reasonably satisfactory to Financial Security. In connection with the foregoing, and as will be provided in the Indenture and Sale and Servicing Agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the Contracts or the Notes as preferential.

      The terms receipt and received, with respect to the Note Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day and delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

      For purposes of the Note Policy, Business Day will mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

      Financial Security’s obligations under the Note Policy in respect of Scheduled Payments shall in each case be discharged to the extent funds are transferred to the Indenture Trustee, as provided in the Note Policy whether or not such funds are properly applied by the Indenture Trustee. Noteholders will have no rights directly under the Note Policy against Financial Security.

      Financial Security shall be subrogated to the rights of each holder of the Notes to receive payments of principal and interest to the extent of any payment by Financial Security under the Note Policy.

      Claims under the Note Policy will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments. The Note Policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Note Policy is governed by the laws of the State of New York. As a result, if a claim is made on the Note Policy for the benefit of the holders of the Notes and Financial Security is insolvent and unable to pay the amount then due under that policy, the holders of the Notes would not be permitted to file a claim against the Property/ Casualty Insurance Fund specified in Article 76 of the New York Insurance Law. In that circumstance, the holders of the Notes would have recourse against the estate of Financial Security only, as any other general creditor of Financial Security.

FINANCIAL SECURITY ASSURANCE INC.

General

      Financial Security Assurance Inc., which is referred to in this prospectus as “Financial Security” or “the insurer,” is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

      Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer’s obligations — thereby enhancing the credit rating of those obligations — in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security’s underwriting criteria.

      Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this Prospectus as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

      The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

      Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security’s obligations under any financial guaranty insurance policy.

Ratings

      Financial Security’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s, Standard & Poor’s and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

Capitalization

      Information regarding the capitalization of Financial Security is presented in the accompanying prospectus supplement.

Insurance Regulation

      Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

Sources of Additional Information

      For further information concerning Financial Security, see the accompanying prospectus supplement and the consolidated financial statements of Financial Security and Subsidiaries, and the Notes thereto, incorporated by reference into this prospectus and the related prospectus supplement. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

THE MASTER SERVICER

      The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a subservicer in servicing the Contracts, WFS is referred to as the Master Servicer in this prospectus.

      The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the

Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the holders of the Notes. See “— Repurchase Obligation” and “Formation of the Trust — Repurchase of Contracts by the Master Servicer”. The Master Servicer may perform its servicing duties through one or more subservicers, provided that the employment of a subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

      If the Master Servicer uses a subservicer, the Master Servicer will enter into a subservicing agreement with that subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a subservicer.

Collection of Payments

      The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the obligors in the financed vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such Contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the annual percentage rate of a delinquent Contract, but not below the sum of the weighted average interest rate of the Notes as of the Closing Date and the Base Servicing Fee Percent, may reduce the Principal Balance and may extend the scheduled maturity of a delinquent contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement, but in no event beyond the last final scheduled Distribution Date.

      The Master Servicer shall deposit in or credit to the collection account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts, except that as to Contracts serviced by a subservicer, such proceeds shall be deposited within three Business Days of receipt by the subservicer. The Master Servicer will also deposit in or credit to the collection account, within two Business Days of receipt, all Net Liquidation Proceeds and net insurance proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See “Certain Information Regarding the Securities — The Accounts and Eligible Investments”.

Advances

      Prior to each Distribution Date, the Master Servicer will be obligated to advance 30 days of interest at the sum of the interest rate of a class of Notes that is specified in the Sale and Servicing Agreement and the Base Servicing Fee Percent for each month of delinquency in the related Due Period on individual Contracts, each of which is an “Advance,” to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a “nonrecoverable Advance”. A nonrecoverable Advance will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from proceeds of Liquidated Contracts and proceeds of any insurance applicable to a financed vehicle or otherwise. Concurrently with the furnishing of the related distribution date statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the collection account all Advances, if any, in respect of the related Due Period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the collection account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date, including reimbursement of Advances and nonrecoverable Advances.

      In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest payments to the noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts, including late payments by the obligor, Net Liquidation Proceeds and net insurance proceeds, or, to the extent any portion of an Advance is determined to be a nonrecoverable Advance, out of unrelated installments of monthly principal and interest payments or prepayment proceeds.

Repurchase Obligation

      In each Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured. See “Formation of the Trust — Repurchase of Contracts by the Master Servicer”.

Insurance on Financed Vehicles

      Each obligor on a Contract is required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its actual cash value or the unpaid Principal Balance under that Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the Principal Balance of a Contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a subservicer is required to be named as a loss payee under the policy of insurance obtained by the obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or subservicer, as appropriate. The financed vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a financed vehicle if the obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the Contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any financed vehicle as to which the related Contract has an unpaid Principal Balance of less than $4,000 or there are six or fewer months remaining until the Contract matures. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Principal Balance of a Contract will not include any amount for premiums paid by the Master Servicer and payments by an obligor in respect of such financed premium will not be included in Net Collections or applied to distributions on the Notes.

Servicer Determination and Reports to Trustees

      The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and Financial Security. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and Financial Security the following:

(a) each statement to noteholders and

(b) an additional report covering:

•	the aggregate amount, if any, paid by or due from the Master Servicer or the Seller for the purchase of Contracts which the Master Servicer or the Seller has become obligated to purchase, and

•	the net amount of funds which have been deposited in or credited to the collection account.

Servicing Compensation

      The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. On each Distribution Date, the Master Servicer shall be entitled to receive the Base Servicing Fee. The Base Servicing Fee for each Distribution Date will equal the aggregate amount calculated in respect of the Base Servicing Fee for each calendar month during the related Due Period. The amount owed in respect of the Base Servicing Fee for each calendar month during a Due Period will equal, except as otherwise specified in the related prospectus supplement, one-twelfth of 1.25% of the Aggregate Principal Balance as of the first day of that month. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Master Servicer will determine when an extension is to be granted, subject to the limitations described under “The Master Servicer — Collection of Payments”. The sum of the foregoing items is the Servicing Fee. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy or are otherwise paid by an obligor.

      The servicing fee will compensate the Master Servicer for:

(a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors,

•	investigating delinquencies,

•	sending payment statements and reporting tax information to obligors,

•	paying costs of collections, and

•	policing the collateral,

(b) administering the Contracts, including:

•	accounting for collections, and

•	furnishing quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, auditor fees, data processing costs and other costs incurred in connection with administering the Contracts, and

(c) maximizing the performance of the Contracts for the benefit of the Seller, including:

•	focusing servicing activities on delinquent obligors to reduce the likelihood of those obligors defaulting upon their Contracts, and

•	increasing realization upon defaulted Contracts in an efficient manner so as to maximize the amount distributable to the Seller from the Spread Account.

Realization Upon Defaulted Contracts

      The Master Servicer will liquidate any Contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a Defaulted Contract may be through repossession or sale of the financed vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the Master Servicer may sell the financed vehicle at a repossession or other sale.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

General

      The Contracts are “chattel paper” as defined in the Uniform Commercial Code, as in effect in California and the other states in which the Contracts are originated. Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by control of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC.

      WFS and the Seller will each take or cause to be taken those actions as are required to perfect a Trust’s rights in the Contracts sold or otherwise transferred by the Seller and will represent and warrant that the Trust, subject to the interest of Financial Security under the insurance agreement pursuant to which a Note Policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer, or one or more subservicers, will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership or security interest thereof by a Trust. UCC-1 financing statements will be filed with the Secretary of States of such states as is appropriate to perfect by filing and to give notice of a Trust’s ownership or security interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the contracts in good faith, for value and without knowledge of the Trust’s ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust’s ownership or security interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a financed vehicle. Notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a Contract, Financial Security will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to noteholders on each Distribution Date. See “The Note Policy”.

Security Interests in the Financed Vehicles

      All of the financed vehicles were registered in the State of California or another of the states listed under “The Contracts Pool — Geographic Concentration of the Contracts” in the related prospectus supplement at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (except as otherwise noted in the related prospectus supplement, the state in which the largest number of financed vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the financed vehicles securing the Contracts sold or transferred by the Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a financed vehicle, the Trust may not have a first priority security interest in that financed vehicle.

      All contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related financed vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

      The Seller will transfer Contracts to the Trust and will assign its security interests in the financed vehicles to that Trust and Financial Security. However, because of the administrative burden and expense, neither a Trust nor Financial Security will amend any certificate of title to identify the Trust or Financial Security as the new secured party nor will the certificates of title be delivered to the trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the financed vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the new secured party succeeds thereby to the assignor’s rights as secured party. However, there exists a risk in not identifying a Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more financed vehicles could be released.

      In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

      In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the financed vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated financed vehicle, for the financed vehicle owner to effect the registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS’ lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the financed vehicles.

      Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller’s repurchase obligations under the Sale and Servicing Agreement.

Enforcement of Security Interests in Financed Vehicles

      The Master Servicer, on behalf of the Trust, may take action itself or through one or more subservicers to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the financed vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law Contracts originated in California are subject to the provisions of the Rees-Levering Motor Vehicle Sales and Finance Act, commonly known as the Rees-Levering Act. Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by “self-help” repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor’s right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

      In the event of repossession and resale of a financed vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor’s loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

      In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

Certain Bankruptcy Considerations

      In structuring the transactions contemplated by this prospectus and the accompanying prospectus supplement, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by WFS, under the Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the Seller with those of WFS. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Seller’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the Seller granted a security interest in the Contracts to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of WFS and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud WFS or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Contracts should not be subject to recovery by a creditor or trustee in bankruptcy of WFS.

      However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

(a)	a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of WFS in the event of the application of applicable Insolvency Laws to WFS;

(b)	a filing were made under any Insolvency Law by or against the Seller; or

(c)	an attempt were to be made to litigate any of the foregoing issues.

      Counsel has advised the Seller that in the event of a voluntary or involuntary bankruptcy case in respect of WFS under the Bankruptcy Code at a time when WFS was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of WFS. Among other things, that opinion will assume that each of the Seller and WFS will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and WFS intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of WFS.

      WFS will warrant that the sale of the related Contracts by it to the Seller is a valid sale. Notwithstanding the foregoing, if WFS were to become a debtor in a bankruptcy case, a court could take the position that the sale of the Contracts to the Seller should instead be treated as a pledge of those Contracts to secure a borrowing of WFS. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of the Contracts to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of WFS arising before the transfer of a Contract to the Seller may have priority over the Seller’s interest in that Contract. Also, while WFS is the Master Servicer, cash collections on the Contracts may be commingled with general funds of WFS and, in the event of a bankruptcy of WFS, a court may conclude that the Trust does not have a perfected interest in those collections.

      WFS and the Seller will treat the transactions described in this prospectus and the accompanying prospectus supplement as a sale of the Contracts to the Seller, so that the automatic stay provisions of the Bankruptcy Code should not apply to the Contracts if WFS were to become a debtor in a bankruptcy case.

Other Matters

      The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a Trust and Financial Security, is limited to amounts paid under a Contract; however, the obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by a trustee against that obligor.

      The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an obligor from some or all of the legal consequences of a default.

      Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit

Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of a trustee as an assignee to enforce noncomplying Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the financed vehicles sold thereunder, complied with all material requirements of such laws.

      Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, a person who enters military service after the origination of a Contract (including a person who was in reserve status and is called to active duty after origination of the Contract) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the Contract extended, or the payments lowered and the payment schedule adjusted. The Relief Act applies to members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves may apply to a court to delay payments on retail installment contracts, including the Contracts. Application of either of the two foregoing acts, or similar acts under state law, could adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts and the ability of the Master Servicer to foreclose on an affected receivable during the obligor’s period of active duty status. Thus, in the event that such a receivable goes into default, there may be delays and losses.

      Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would be a breach of WFSRC2’s representations and warranties under the Sale and Servicing Agreement and would create an obligation of WFSRC2 to repurchase the Contract unless the breach is cured.

FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

Federal Income Tax Consequences

      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code and regulations promulgated thereunder.

      Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the

Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

      This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances, such financial institutions, broker-dealers, life insurance companies and tax-exempt organizations.

Tax Characterization of Trusts

      In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to WFSRC2, the Trust will not be an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel’s conclusions that the nature of the income of such Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If a Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such Trust’s taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Seller will agree, and the noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

      OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount, or OID, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e.,  1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

      However, because a failure to pay interest currently on Notes is not a default and does not give rise to a penalty, under the OID regulations Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

      Sale or Other Disposition. If a noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular noteholder will equal the holder’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a “foreign person,” generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a “10 percent shareholder” of a Trust or the Seller, including a holder of 10% of outstanding Notes deemed voting equity for federal income tax purposes, or a “controlled foreign corporation” with respect to which a Trust or the Seller is a “related person” within the meaning of the Internal Revenue Code or bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code and (ii) a foreign person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of a Note is a foreign person and providing the foreign person’s name and address.

      A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. Certain partnerships that are non-United States persons may have additional reporting obligations.

      Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a non-United States person generally will not be subject to United States federal withholding tax, provided that the non-United States person provides a property executed IRS Form W-8ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the non-United States person’s conduct of a trade or business in the United States.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note, other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, each Trust will be required to withhold a portion from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in a trust. If so treated, a Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of special tax counsel, such Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

      NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

California Income Tax Consequences

      In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to the Seller, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell Silberberg & Knupp LLP has rendered an opinion that noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of Notes or with respect to any of the other Trust property.

      Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

ERISA CONSIDERATIONS

Overview

      The Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts or arrangements are invested, each of which is referred to in this prospectus as a “plan”, and on persons who are parties in interest or disqualified persons with respect to such plans; these restrictions could affect the decision to purchase the Notes by or on behalf of plans. Certain employee benefit plans, such as certain governmental plans and church plans that have not made an election under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

      Investments by plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a plan’s investment be made in accordance with the documents governing the plan.

Prohibited Transactions

      Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a plan would be assets of the plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each plan that purchases Notes. If this were so, not only persons that cause a plan to acquire Notes but also those who sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code.

      Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquires an “equity interest” in the Trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an investment which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes could change if the Trust incurs losses. However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Trust, the owner of the equity interest in the Trust, or any of their affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. In addition, PTCE 2000-58, which amended certain administrative exemptions that had been granted to a number of underwriters to provide relief for certain transactions involving issuers of asset backed securities which are either debt or equity investments, may provide exemptive relief for the acquisition and holding of certain Notes. Each investor which acquires the Notes on behalf of or with plan assets of a plan will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another U.S. Department of Labor class exemption. However, there can be no assurance that an exemption will apply to all transactions that may arise in connection with an investment in the Notes.

The Notes

      The Notes may be purchased by a plan subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

      The Notes may not be purchased with the assets of a plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such plan assets and (b) will be based on the particular investment needs for such plan; or (iii) is an employer maintaining or contributing to that plan.

PLAN OF DISTRIBUTION

      The Notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods by:

•	negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	placements with institutional investors through dealers;

•	direct placements with institutional investors; and

•	competitive bid.

      If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of Notes, underwriters may receive compensation from the company or from purchasers of Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid to underwriters.

      It is anticipated that the underwriting agreement pertaining to the sale of Notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the Notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the Seller and the Master Servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the Seller as against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

      The prospectus supplement with respect to any Notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of Notes.

      Purchasers of Notes, including dealers, may depending upon facts and circumstances of such purchases, be deemed to be “underwriters” with the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL MATTERS

      Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters. Certain legal matters relating to the Note Policy will be passed upon for Financial Security by the counsel identified in the related prospectus supplement.

EXPERTS

      Financial statements of Financial Security are contained in or incorporated by reference in the related prospectus supplement.

GLOSSARY

      “Advance” means, with respect to a Due Period, an amount advanced by the Master Servicer to the related collection account in respect of Contracts for which one or more monthly payments due at the end of such Due Period have not been received by the Master Servicer.

      “Aggregate Principal Balance” means the sum of the Principal Balances of the outstanding Contracts.

      “Bankruptcy Code” means Title 11 of the United States Code, as amended.

      “Base Servicing Fee” means, with respect to each Distribution Date and the related Due Period, the aggregate amount calculated in respect of the Base Servicing Fee for each month in that Due Period, which for each such month will equal the product of one-twelfth of the Base Servicing Fee Percent and the Aggregate Principal Balance as of the first day of that month.

      “Base Servicing Fee Percent” means 1.25% per annum.

      “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

      “Calculation Day” means the last day of each month.

      “Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

      “Closing Date” means the date the Notes are initially issued.

      “Contracts” means retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are sold to a Trust and designed to provide funds for the payment of interest and principal on the Notes.

      “Defaulted Contract” means, with respect to any Due Period, a Contract either which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

      “Definitive Securities” means Notes issued as physical certificates.

      “Distribution Date” is a date established under the Indenture on which a payment of principal or interest on the Notes is required.

      “Due Period” means, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs – or in the case of the first Distribution Date, commencing on the cut-off date – to the last day of the month immediately preceding the month in which that Distribution Date occurs.

      “Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V.

      “Event of Default” means an event of default under the Indenture described under “The Notes — Events of Default”.

      “Indenture” means an indenture pursuant to the Trust Indenture Act of 1939, as amended, stating the terms under which the Notes are issued.

      “Indenture Trustee” means the trustee under the Indenture.

      “Insolvency Event” means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

      “Insolvency Law” means the Bankruptcy Code or similar applicable state laws.

      “Insurer” means Financial Security Assurance, Inc. or Financial Security.

      “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

      “Liquidated Contract” means a Contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. The Principal Balance of a Liquidated Contract will be deemed to be zero.

      “Master Servicer” means WFS Financial Inc or WFS.

      “Moody’s” means Moody’s Investors Service.

      “Net Collections” means, with respect to a Distribution Date and the related Due Period, the sum of the following amounts collected or accrued by, or paid to, the Master Servicer or the Trust during the Due Period: (i) all payments received by the Master Servicer on or in respect of the Contracts, including, without limitation (a) prepayments, Net Liquidation Proceeds and net insurance proceeds and (b) amounts paid upon purchase or repurchase of Contracts, (ii) interest earned on amounts on deposit in the collection account, (iii) any Advances made by the Master Servicer and (iv) any other amount specified in the related prospectus supplement, which amounts are in each instance net of late payments in respect of which the Master Servicer has previously made an Advance, reimbursement to the Master Servicer for nonrecoverable Advances and reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the obligor.

      “Net Liquidation Proceeds” means proceeds received by the Master Servicer, net of liquidation expenses, upon liquidation of a Defaulted Contract. Liquidation expenses will be the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the Master Servicer in realizing upon a Defaulted Contract. Net insurance proceeds will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract, other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

      “Note Distributable Amount” means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for that Distribution Date.

      “Note Distribution Account” means a segregated trust account in the name of the Indenture Trustee, for the benefit of the Noteholders, from which distributions to the Noteholders will be made.

      “Note Interest Carryover Shortfall” means, with respect to any Distribution Date and a class of Notes, the shortfall in the amount of interest paid to the related noteholders, which amount is calculated in the manner set forth in the related prospectus supplement.

      “Note Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the amount of interest owed to the related noteholders, which amount is calculated in the manner set forth in the related prospectus supplement.

      “Note Policy” means the financial guaranty insurance policy issued by Financial Security in favor of an Indenture Trustee for the benefit of insured classes of Notes pursuant to an insurance, indemnity and pledge agreement.

      “Note Principal Carryover Shortfall” means, as of the close of any Distribution Date, the shortfall in the amount of principal paid to the noteholders, which amount is calculated in the manner set forth in the related prospectus supplement.

      “Note Principal Distributable Amount” means, with respect to any Distribution Date, the amount of principal owed to the noteholders, which amount is calculated in the manner set forth in the related prospectus supplement.

      “Notes” means one or more series or classes of promissory notes representing the right to receive payments of principal and interest.

      “Optional Purchase” means the exercise by WFSRC2 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date following the last day of a Due Period as of which the aggregate Principal Balance is equal to or less than the amount specified in the related prospectus supplement.

      “Owner Trustee” means the trustee of a Trust that will own the Contracts.

      “Principal Balance” means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78’s Contract, its actual principal balance net of unearned interest.

      “Rule of 78’s Contract” means, a Contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78’s. Under the Rule of 78’s, the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of interest payable over the term of the Contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month’s fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the Contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the “sum of the balances”). As a Contract using either the Rule of 78’s or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially identical under either system. Accordingly, for purposes of convenience, the term “Rule of 78’s” is used in this prospectus in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.

      “Sale and Servicing Agreement” means an agreement among WFSRC2, WFS and the Trust for the acquisition and servicing of the Contracts.

      “Scheduled Payments” means, with respect to any Distribution Date, payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount, in each case as more fully described in the related prospectus supplement. Scheduled Payments will not include (i) payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. If Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to holders of the Notes because a notice and certificate in proper form was not timely received by Financial Security unless, in each case, Financial

Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust. Scheduled Payments shall also not include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any holder of the Notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of the Notes.

      “Seller” means WFS Receivables Corporation 2 or WFSRC2.

      “Servicer Default” means any of the events described under “Certain Information Regarding the Securities — Servicer Defaults.”

      “Servicing Fee” means an amount equal to the Base Servicing Fee plus all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under “The Master Servicer — Collection of Payments”) and similar items paid in respect of the Contracts in addition to the amount, if any, by which the outstanding Principal Balance of a Contract that is prepaid in full prior to its maturity exceeds the Principal Balance of that Contract.

      “Simple Interest Contract” means a Contract as to which interest is calculated each day on the basis of the actual principal balance of that Contract on that day.

      “Spread Account” means a segregated trust account in the name of the Indenture Trustee that will afford some limited protection against losses on the Contracts.

      “Standard & Poor’s” means Standard & Poor’s Rating Services, a Division of The McGraw Hill Companies, Inc.

      “Swap Counterparty” means the Swap Counterparty, if any, named in the prospectus supplement.

      “Trust” means either a Delaware statutory trust, or a trust established under the laws of another state, to which the Seller will sell the Contracts and which will issue the Notes.

      “Trust Agreement” means an amended and restated trust agreement pursuant to which the Trust will be established.

      “Trust Insolvency” means certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust.

      “Trustee” means the Owner Trustee or the Indenture Trustee.

      “Unreimbursed Insurer Amounts” means any unreimbursed fees, expenses or other amounts owing to Financial Security under the insurance agreement pursuant to which the related Note Policy was issued.

$1,650,000,000

Auto Receivable Backed Notes

WFS Financial 2003–3 Owner Trust

$275,000,000 1.12875%	Class A-1 Notes
$370,000,000 1.58%	Class A-2 Notes
$203,000,000 2.29%	Class A-3A Notes
$367,000,000 Floating Rate	Class A-3B Notes
$435,000,000 3.25%	Class A-4 Notes

 WFS Receivables Corporation 2

Seller

 WFS Financial Inc

Master Servicer

Prospectus Supplement
August 5, 2003

Credit Suisse First Boston

Banc of America Securities LLC
Barclays Capital
Citigroup
Deutsche Bank Securities